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                                                                    Exhibit 4.41
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                               STATS CHIPPAC LTD.

      (a corporation organized under the laws of the Republic of Singapore)

                              Senior Notes due 2011

                               PURCHASE AGREEMENT

                            Dated: November 5, 2004

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                               STATS CHIPPAC LTD.
      (a corporation organized under the laws of the Republic of Singapore)

                                 US$215,000,000
                              Senior Notes due 2011

                               PURCHASE AGREEMENT

                                                                November 5, 2004

Deutsche Bank AG, Singapore Branch
5 Temasek Boulevard, #10-01/02
Suntec Tower Five
Singapore, 038985

Lehman Brothers International (Europe)
25 Bank Street
London E14 5LE
United Kingdom

Ladies and Gentlemen:

      STATS ChipPac Ltd. (formerly known as ST Assembly Test Services Ltd), a corporation organized under the laws of the Republic of Singapore (the "COMPANY"), confirms its agreement with Deutsche Bank AG, Singapore Branch ("DEUTSCHE BANK"), as lead manager and joint book-running manager, and Lehman Brothers International (Europe) ("LEHMAN BROTHERS"), as joint book-running manager, and each of the other Initial Purchasers named in Schedule A hereto (collectively, the "INITIAL PURCHASERS", which term shall also include any initial purchaser substituted as hereinafter provided in Section 11 hereof), for whom Deutsche Bank and Lehman Brothers are acting as representatives (in such capacity, the "REPRESENTATIVES"), with respect to the issuance and sale by the Company and the purchase by the Initial Purchasers, acting severally and not jointly, of the respective principal amounts set forth in said Schedule A of US$215,000,000 aggregate principal amount of the Company's 6.75% Senior Notes due 2011 (the "SERIES A NOTES"), subject to the terms and conditions set forth in this purchase agreement (this "AGREEMENT"). The Series A Notes are to be issued pursuant to an indenture dated as of the Closing Date (as defined below) (the "INDENTURE") between the Company and U.S. Bank National Association, as trustee (the "TRUSTEE"). The Company's obligations under the Series A Notes, including the due and punctual payment of interest on the Series A Notes, will be unconditionally guaranteed (the "SUBSIDIARY GUARANTEES") by the subsidiaries of the Company listed on Schedule B hereto that have signed this Agreement (each a "SUBSIDIARY GUARANTOR"

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and, collectively, the "SUBSIDIARY GUARANTORS") pursuant to an agreement (the
"SUBSIDIARY GUARANTEE AGREEMENT"), dated as of the Closing Date, among each of the Subsidiary Guarantors, the Company and the Trustee. As used herein, the term "SERIES A NOTES" shall include the Subsidiary Guarantees thereof by the Subsidiary Guarantors, unless the context otherwise requires.

      The offer of the Series A Notes by the Initial Purchasers is herein called the "OFFERING". All references to "U.S. DOLLARS" or "US$" herein are to United States dollars.

      In connection with the Offering, the Company has made a listing application to and approval in-principle has been obtained from Singapore Exchange Securities Trading Limited (the "SGX-ST") for the listing on the SGX-ST of the Notes (as defined below).

      The Company understands that the Initial Purchasers propose to make an offering of the Series A Notes on the terms and in the manner set forth herein and agrees that the Initial Purchasers may resell, subject to the conditions set forth herein, all or a portion of the Series A Notes to purchasers ("SUBSEQUENT PURCHASERS") at any time after this Agreement has been executed and delivered. The Notes are to be offered and sold through the Initial Purchasers without being registered under the United States Securities Act of 1933, as amended (the "1933 ACT"), in reliance upon exemptions therefrom. Pursuant to the terms of the Series A Notes and the Indenture, investors that acquire Series A Notes may only resell or otherwise transfer such Series A Notes if such Series A Notes are hereafter registered under the 1933 Act or if an exemption from the registration requirements of the 1933 Act is available (including, without limitation, the exemptions afforded by Rule 144A ("RULE 144A") or Regulation S ("REGULATION S") of the rules and regulations promulgated under the 1933 Act by the Securities and Exchange Commission (the "COMMISSION")).

      Holders (including subsequent transferees) of the Series A Notes will have the registration rights set forth in the registration rights agreement (the "REGISTRATION RIGHTS AGREEMENT"), to be dated the Closing Date, for so long as such Series A Notes constitute "TRANSFER RESTRICTED SECURITIES" (as defined in the Registration Rights Agreement). Pursuant to the Registration Rights Agreement, the Company and the Subsidiary Guarantors will agree to file with the Commission under the circumstances set forth therein, (i) a registration statement under the Securities Act (the "EXCHANGE OFFER REGISTRATION STATEMENT") relating to (A) the Company's 6.75% Series B Senior Notes due 2011 (the "SERIES B NOTES" and, together with the Series A Notes, the "NOTES") and the Subsidiary Guarantees of the Subsidiary Guarantors with respect thereto to be offered in exchange for the Series A Notes and the related Subsidiary Guarantees (the "EXCHANGE OFFER") and (ii) under certain circumstances a shelf registration statement pursuant to Rule 415 under the Securities Act (the "SHELF REGISTRATION Statement" and, together with the Exchange Offer Registration Statement, the "REGISTRATION STATEMENTS") relating to the resale by certain holders of Series A Notes, and to use their commercially reasonable efforts to cause such Registration Statements to be declared and remain effective and usable for the periods specified in the Offering Memorandum (as defined below) and the Registration Rights Agreement and to consummate the Exchange Offer.

      The Company has prepared and delivered to each Initial Purchaser copies of a preliminary offering memorandum dated October 28, 2004 (the "PRELIMINARY OFFERING

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MEMORANDUM") and has prepared and will deliver to each Initial
Purchaser, no later than four business days prior to the Closing Date, copies of a final offering memorandum dated November 5, 2004 (the "FINAL OFFERING MEMORANDUM"), each for use by such Initial Purchaser in connection with its solicitation of purchases of, or offering of, the Series A Notes. "OFFERING MEMORANDUM" means, with respect to any date or time referred to in this Agreement, the most recent offering memorandum (whether the Preliminary Offering Memorandum or the Final Offering Memorandum, or any amendment or supplement to either such document), including, without limitation, exhibits thereto and any documents incorporated therein by reference, which has been prepared and delivered by the Company to the Initial Purchasers in connection with their solicitation of purchases of, or offering of, the Series A Notes.

      SECTION 1. Representations and Warranties by the Company and the Subsidiary Guarantors.

      (a) Representations and Warranties. The Company and each Subsidiary Guarantor represents and warrants to each Initial Purchaser as of the date hereof and as of the Closing Time referred to in Section 2(b) hereof, and agrees with each Initial Purchaser, as follows:

            (i) Offering Memorandum. The Preliminary Offering Memorandum as of its date did not, and as of the date hereof does not, and the Final Offering Memorandum as of its date and as of the Closing Time will not, include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that this representation, warranty and agreement shall not apply to statements in or omissions from the Preliminary Offering Memorandum or the Final Offering Memorandum made in reliance upon and in conformity with information furnished to the Company and the Subsidiary Guarantors in writing by any Initial Purchaser expressly for use in the Preliminary Offering Memorandum or the Final Offering Memorandum. The documents incorporated or deemed to be incorporated by reference in the Offering Memorandum, at the time they were or hereafter are filed with the Commission, complied and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 ACT"), and the rules and regulations of the Commission thereunder.

            (ii) Independent Accountants. The accountants who audited the financial statements included in the Final Offering Memorandum are independent public accountants with respect to the Company and its Subsidiaries (as defined below) within the meaning of Regulation S-X under the 1933 Act.

            (iii) Financial Statements. The consolidated financial statements of each of the Company and ChipPAC, Inc., a Delaware corporation ("CHIPPAC"), and their respective consolidated subsidiaries, together with the applicable related notes, included in the Final Offering Memorandum present fairly the financial position of each of the Company and ChipPAC and their respective consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of each of the Company and ChipPAC and their respective consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis in the United States throughout the periods involved. The selected financial

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data and the summary financial information included in the Final Offering
Memorandum present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Final Offering Memorandum. The pro forma condensed combined consolidated financial statements of the Company and its Subsidiaries and the related notes thereto included in the Offering Memorandum (A) present fairly the information contained therein, (B) except as disclosed in the Offering Memorandum under the heading "SEC Review," have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and (C) have been properly presented on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

            (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Preliminary Offering Memorandum and the Final Offering Memorandum, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "MATERIAL ADVERSE EFFECT"), (B) there have been no transactions entered into by the Company or any of its Subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its Subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (v) Incorporation and Existence. The Company has been duly incorporated and is validly existing as a corporation under the laws of the Republic of Singapore. Each of the Company's subsidiaries set forth on Schedule C hereto (each a "SUBSIDIARY" and collectively, the "SUBSIDIARIES") has been duly organized and validly exists as a corporation, partnership or limited liability company in good standing (to the extent such concept exists) under the laws of its jurisdiction of organization. The Company and each of the Subsidiaries has all requisite power and authority to own or lease, as the case may be, and to operate its properties and to conduct its business as described in the Final Offering Memorandum; and the Company and each of the Subsidiaries is duly qualified as a foreign corporation or other entity to transact business and is in good standing (to the extent such concept exists) in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. Each of the Subsidiaries of the Company is wholly-owned by the Company, other than Winstek Semiconductor Corporation, of which the Company owns 54.5% of the outstanding capital stock thereof.

            (vi) Subsidiaries. The Subsidiaries are the only subsidiaries of the Company within the meaning of Rule 405 under the 1933 Act. Except for the Subsidiaries, the Company holds no material ownership or other interest, nominal or beneficial, direct or indirect, in any corporation, partnership, joint venture or other business entity. All of the issued shares of capital stock of or other ownership interests in each Subsidiary have been duly and validly authorized and issued and are fully paid and non-assessable and are owned directly or indirectly by the Company (except for Winstek Semiconductor Corporation of which the Company owns 54.5% of the outstanding capital stock thereof) free and clear of all liens, encumbrances, equities or

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claims, and no options, warrants or other rights to purchase, agreements or other obligations to issue or other rights to convert any obligations into shares of capital stock or ownership interests in the Subsidiaries are outstanding.

            (vii) Capitalization. The authorized, issued and outstanding equity capitalization of the Company is as set forth in the Final Offering Memorandum in the column entitled "STATS Actual" under the caption "Capitalization," and after giving effect to the consummation of the Tender Offer (as defined below), the Offering and the use of proceeds thereof as described in the Offering Memorandum, would be as set forth in the column entitled "As Adjusted" (in each case, except for subsequent issuances, if any, pursuant to reservations, agreements or employee benefit plans referred to in the Final Offering Memorandum or pursuant to the exercise of convertible securities or options referred to in the Final Offering Memorandum). The outstanding shares of capital stock of the Company have been duly authorized and validly issued and are fully paid; none of the outstanding shares of capital stock of the Company was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

            (viii) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and each of the Subsidiary Guarantors.

            (ix) Authorization of the Indenture. The Indenture has been duly authorized by the Company and, when executed and delivered by the Company (assuming due authorization, execution and delivery by the Trustee), will constitute a valid and binding agreement of the Company, enforceable against the Company in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law). No qualification of the Indenture under the Trust Indenture Act of 1939, as amended, and the rules and regulations of the Commission thereunder (the "TIA") is required in connection with the offer and sale of the Series A Notes contemplated hereby or in connection with the resales thereof by the Initial Purchasers. On the Closing Date, the Indenture will conform in all material respects to the requirements of the TIA and the rules and regulations of the Commission thereunder applicable to an indenture which is required to be qualified thereunder.

            (x) Authorization of the Series A Notes. The Series A Notes have been duly authorized and, at the Closing Time, will have been duly executed by the Company and, when authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided in this Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

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            (xi) Authorization of the Subsidiary Guarantees. The Subsidiary
Guarantees made by each Subsidiary Guarantor pursuant to the Subsidiary Guarantee Agreement have been duly authorized and, at the Closing Time, will have been duly executed by each Subsidiary Guarantor and, when delivered and upon the due execution, authentication, and delivery of the Series A Notes in the manner provided for in the Indenture and the issuance of the Series A Notes and the sale to the Initial Purchasers contemplated by this Agreement, will have been validly issued and delivered, and will constitute the valid and binding obligations of each of the Subsidiary Guarantors, enforceable against each Subsidiary Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).

            (xii) Authorization of the Series B Notes. The Series B Notes will be, prior to the Closing Time, duly authorized by the Company and when duly and validly issued and authenticated in accordance with the terms of the Indenture and delivered in accordance with the Exchange Offer provided for in the Registration Rights Agreement, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers) reorganization, moratorium or similar laws affecting enforcement of creditors' rights generally and except as enforcement thereof is subject to general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and will be in the form contemplated by, and entitled to the benefits of, the Indenture.

            (xiii) Authorization of the Registration Rights Agreement. The Registration Rights Agreement will be, prior to the Closing Date, duly and validly authorized by the Company and each of the Subsidiary Guarantors and, when executed by the Company and the Subsidiary Guarantors in accordance with the terms thereof, will be validly executed and delivered and (assuming the due execution and delivery thereof by the Initial Purchasers) will constitute the legal, valid and binding obligation of the Company and the Subsidiary Guarantors, enforceable against the Company and the Subsidiary Guarantors in accordance with its terms, subject to the qualification that the enforceability of the Company's and the Subsidiary Guarantors' obligations thereunder may be limited by bankruptcy, fraudulent transfer, insolvency, reorganization, moratorium and other laws relating to or affecting creditors' rights generally and by general equitable principles (regardless of whether such enforceability is considered in a proceeding in equity or at law) and except as may be limited by state or federal laws or policies relating to the non-enforceability of the indemnification provisions contained therein.

            (xiv) Description of Certain Documents. The Series A Notes, the Series B Notes, the Subsidiary Guarantees, the Indenture and the Registration Rights Agreement will conform in all material respects to the respective statements relating thereto contained in the Final Offering Memorandum.

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            (xv) Absence of Defaults and Conflicts. (i) None of the Company or
any Subsidiary is in violation of its charter, by-laws, certificate of formation, limited liability company or operating agreement, partnership agreement or other organizational documents, as applicable, (ii) none of the Company or any of its Subsidiaries is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which or any of them may be bound, or to which any of the property or assets of the Company or any of its Subsidiaries is subject (collectively, "AGREEMENTS AND INSTRUMENTS") except for such defaults that would not result in a Material Adverse Effect, and (iii) the execution, delivery and performance of this Agreement, the Indenture, the Series A Notes, the Series B Notes, the Subsidiary Guarantee Agreement and the Registration Rights Agreement and any other agreement or instrument entered into or issued or to be entered into or issued by the Company or the Subsidiary Guarantors in connection with the transactions contemplated hereby or thereby or in the Final Offering Memorandum and the consummation of the transactions contemplated herein and in the Final Offering Memorandum (including, without limitation, the issuance and sale of the Series A Notes, the consummation of the merger of Camelot Merger, Inc., a wholly owned subsidiary of the Company, with and into ChipPAC as described in the Final Offering Memorandum (the "MERGER"), the use of the proceeds from the sale of the Series A Notes as described in the Final Offering Memorandum under the caption "Use of Proceeds" and the consummation of the tender offer for all of the 12 3/4% Senior Subordinated Notes due 2009 of ChipPAC International Company Limited as described in the Final Offering Memorandum (the "TENDER OFFER")) and compliance by the Company and the Subsidiary Guarantors with their obligations hereunder have been duly authorized by all necessary corporate or other organizational action, as applicable, and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or result in the occurrence and continuance of a Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its Subsidiaries pursuant to, the Agreements and Instruments except for such conflicts, breaches or defaults or liens, charges or encumbrances that, singly or in the aggregate, would not result in a Material Adverse Effect, nor will such action result in (x) any violation of the provisions of the charter, by-laws, certificate of formation, limited liability company or operating agreement, partnership agreement or other organizational document of the Company or the Subsidies, as applicable or (y) any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its Subsidiaries or any of their assets, properties or operations except, with respect to Clause (y), for such actions that would not have a Material Adverse Effect. As used herein, a "REPAYMENT EVENT" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any of its Subsidiaries prior to the stated maturity of such indebtedness.

            (xvi) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or any Subsidiary Guarantor, threatened, against or affecting the Company or any of its Subsidiaries which might reasonably

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be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Company or any of its Subsidiaries or the consummation of the transactions contemplated by this Agreement (including without limitation the Tender Offer) or the performance by the Company or the Subsidiary Guarantors of their obligations hereunder.

            (xvii) Possession of Intellectual Property. To the best knowledge of the Company and each Subsidiary Guarantor, the Company and its Subsidiaries own or possess adequate patents, patent rights, licenses, inventions, copyrights, know-how (including, without limitation, trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "INTELLECTUAL PROPERTY") necessary to carry on the business as now operated by them, except where the failure to so own, possess or have such or other rights would not have a Material Adverse Effect, and, except as described in the Final Offering Memorandum, none of the Company or any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

            (xviii) Tax Consequences. No taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Initial Purchasers to the Singapore government or the jurisdiction in which any Subsidiary Guarantor is located or, in each case, any political subdivision or taxing authority thereof or therein in connection with
(A) the execution and delivery of this Agreement, (B) the issuance of the Series A Notes by the Company in connection with the Offering, (C) the sale and delivery of the Series A Notes by the Company to the Initial Purchasers in the manner contemplated in this Agreement, or (D) except as disclosed in the Final Offering Memorandum under the heading "Taxation -- Singapore Taxation", the resale and delivery of such Series A Notes by the Initial Purchasers in the manner contemplated in the Final Offering Memorandum.

            (xix) Payments without Withholding. Except as described in the Final Offering Memorandum, all payments on the Notes or under the Subsidiary Guarantees will be made by the Company or the Subsidiary Guarantor without withholding or deduction for or on account of any and all taxes, duties or other charges or whatsoever nature (including, without limitation, income taxes) imposed by Singapore or the jurisdiction in which any Subsidiary Guarantor is located or, in each case, any political subdivision or taxing authority thereof or therein.

            (xx) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required under Singapore law, the law of the jurisdiction of incorporation or organization of each of the Subsidiary Guarantors or United States federal law or the laws of any state or political subdivision thereof in connection with the consummation by the Company and the Subsidiary Guarantors, as applicable, of the Tender Offer or the transactions contemplated by this Agreement, the Indenture and the Registration

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Rights Agreement except (A) such as have been obtained under the Singapore
Securities and Futures Act, (B) such as may be required by the Governor of the Bank of Korea in connection with the approval of the Subsidiary Guarantee of the Notes by STATS ChipPAC Korea Ltd., (C) such as may be required by the Central Bank of Malaysia in connection with the registration of the Subsidiary Guarantee of the Notes by STATS ChipPAC Malaysia Sdn. Bhd., (D) such as may be required under the blue sky or similar laws of any jurisdiction in connection with the purchase and distribution of the Series A Notes by the Initial Purchasers in the manner contemplated in this Agreement and the Final Offering Memorandum, (E) such as may be required pursuant to the National Association of Securities Dealers, Inc. rules, (F) such as may be required by the SGX-ST in connection with its granting approval in-principle for the listing and quotation of the Notes, when such approval is obtained, (G) the submission of the Returns on Debt Securities in respect of the Series A Notes and the Series B Notes to the Monetary Authority of Singapore (the "MAS") and the Inland Revenue Authority of Singapore by Deutsche Bank and the Company and (H) except such as have been already obtained or may be required under the 1933 Act in connection with the Company's and the Subsidiary Guarantors' obligations under the Registration Rights Agreement.

            (xxi) Possession of Licenses and Permits. The Company and each Subsidiary possess such permits, licenses, approvals, consents and other authorizations (collectively, "GOVERNMENTAL LICENSES") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by it and described in the Final Offering Memorandum, except where the failure to have such Governmental Licenses would not result in a Material Adverse Effect, and none of the Company or any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xxii) Title to Property. The Company and each of its Subsidiaries owns or leases all such properties as are necessary to the conduct of its operations as presently conducted.

            (xxiii) Environmental Laws. Except as set forth in the Final Offering Memorandum or for such matters as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) none of the Company or any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including, without limitation, any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "HAZARDOUS MATERIALS") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "ENVIRONMENTAL LAWS"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws to conduct their businesses and are each in compliance with their requirements and (C) the Company and its Subsidiaries have not received notice of any pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation,

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investigation or proceedings relating to any Environmental Law against the
Company or any of its Subsidiaries.

            (xxiv) Singaporean Residency. Initial Purchasers of the Series A Notes and non-Singaporean parties to this Agreement, the Registration Rights Agreement and the Indenture will not be deemed resident, domiciled, carrying on business or subject to taxation in the Republic of Singapore solely by reason of the execution, delivery, performance or enforcement of this Agreement or any document to be furnished hereunder and no holder of the Notes will be deemed to be a resident or domiciled in Singapore solely by reason of holding such Notes.

            (xxv) Senior Unsecured Obligations. The obligations of the Company under the Indenture and the Notes issued thereunder are and shall at all times be general senior unsecured obligations of the Company, ranking pari passu in right of payment with all other existing and future unsecured and unsubordinated Indebtedness of the Company outstanding from time to time (other than obligations preferred by statute or operation of law).

            (xxvi) Undisclosed Liabilities. There are (i) no liabilities of the Company or any of its consolidated subsidiaries of any kind whatsoever, whether accrued, contingent, absolute, determined, determinable or otherwise, and (ii) no existing situations or set of circumstances that would reasonably be expected to result in such a liability, other than (x) liabilities set forth in the Final Offering Memorandum, or (y) other undisclosed liabilities which would not, singly or in the aggregate, result in a Material Adverse Effect.

            (xxvii) Sovereign Immunity. None of the Company, any of its Subsidiaries or any of their properties has any sovereign immunity from jurisdiction or suit of any court or from set-off or from any legal process or remedy (whether through service, notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) under the laws of the Republic of Singapore.

            (xxviii) Accounting Controls. The Company and its consolidated subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that transactions are executed in accordance with management's general or specific authorizations; transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability; access to assets is permitted only in accordance with management's general or specific authorization; and the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xxix) Disclosure Controls and Procedures. The chief executive officer and chief financial officer of the Company are responsible for establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the rules and regulations of the Commission under the 1934 Act) for the Company and have (i) designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under their supervision, to ensure that material information relating to the Company and its Subsidiaries is made known to the chief executive officer and chief financial officer by others within the Company and its Subsidiaries, particularly during the end of the period (the "EVALUATION DATE") covered by the most recent annual report of the Company (a "REPORT") and

(ii) evaluated the effectiveness of the Company's disclosure controls and procedures and presented in each Report their conclusions about the effectiveness of the disclosure controls and procedures as of the Evaluation Date covered by each Report based on such evaluation. The chief executive officer and chief financial officer of the Company have disclosed, based upon their most recent evaluation of the internal controls over financial reporting, to the Company's auditors and the Audit Committee of the Company's Board of Directors (a) all significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting which are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information, and (b) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting.

            (xxx) Investment Company Act. None of the Company or any Subsidiary is, and upon the issuance and sale of the Series A Notes as herein contemplated and the application of the net proceeds therefrom as described in the Final Offering Memorandum will not be, an "investment company" as defined in the Investment Company Act of 1940, as amended (the "1940 ACT").

            (xxxi) Similar Offerings. None of the Company or any of its Affiliates, as such term is defined in Rule 501(b) under the 1933 Act (each, an "AFFILIATE"), has, directly or indirectly, solicited any offer to buy, sold or offered to sell or otherwise negotiated in respect of, or will solicit any offer to buy, sell or offer to sell or otherwise negotiate in respect of, in the United States or to any United States citizen or resident, any security which is or would be integrated with the sale of the Series A Notes in a manner that would require the Series A Notes to be registered under the 1933 Act.

            (xxxii) Rule 144A Eligibility. The Series A Notes are eligible for resale pursuant to Rule 144A and will not be, at the Closing Time, of the same class as securities listed on a national securities exchange registered under
Section 6 of the 1934 Act, or quoted in a U.S. automated interdealer quotation system.

            (xxxiii) No General Solicitation. None of the Company or the Subsidiaries, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company makes no representation) has engaged or will engage, in connection with the offering of the Series A Notes, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the 1933 Act.

            (xxxiv) No Stabilization or Manipulation. None of the Company or the Subsidiaries, their Affiliates or any person acting on its or their behalf, has taken or will take, directly or indirectly, any action for the purpose of stabilizing or manipulating the price of any security to facilitate the sale or resale of the Notes in violation of any applicable law, provided, however, that this provision shall not apply to any trading or stabilization activities conducted by the Initial Purchasers.

            (xxxv) No Registration Required. Subject to compliance by the Initial Purchasers with the representations and warranties set forth in Section 2 and the procedures set forth in Section 6 hereof, it is not necessary in connection with the offer, sale and delivery of the

Series A Notes to the Initial Purchasers and to each Subsequent Purchaser in the manner contemplated by this Agreement and the Final Offering Memorandum to register the Series A Notes under the 1933 Act or to qualify the Indenture under the TIA.

            (xxxvi) No Directed Selling Efforts. With respect to those Series A Notes sold in reliance on Regulation S, (A) none of the Company or the Subsidiaries, their Affiliates or any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has engaged or will engage in any directed selling efforts within the meaning of Regulation S and (B) each of the Company, the Subsidiaries and their Affiliates and any person acting on its or their behalf (other than the Initial Purchasers, as to whom the Company and the Subsidiary Guarantors make no representation) has complied with and will comply with the offering restrictions requirement of Regulation S.

            (xxxvii) Reporting Company. The Company is subject to the reporting requirements of Section 13 or Section 15(d) of the 1934 Act. (xxxviii) Foreign Private Issuer. The Company is a "foreign private issuer" as defined in Rule 405 under the Securities Act.

            (xxxviii) Foreign Private Issuer. The Company is a "foreign private issuer" as defined in Rule 405 under the Securities Act.

            (xxxix) Passive Foreign Investment Company. The Company is not a Passive Foreign Investment Company ("PFIC") within the meaning of Section 1297 of the United States Internal Revenue Code of 1986, as amended, and does not expect to become a PFIC in the future.

            (xl) ERISA Compliance. (a) The Company, its Subsidiaries and "ERISA Affiliates" (as defined below) and any "employee benefit plan" (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, "ERISA"), excluding any Foreign Plans (as defined below)) established or maintained by the Company, its Subsidiaries or any ERISA Affiliate are in compliance with all applicable laws, including ERISA and the Code (as defined below) except as would not reasonably be expected to result in a Material Adverse Effect. "ERISA AFFILIATE" means, with respect to the Company or its Subsidiaries, any member of any group of organizations described in Sections 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the "CODE") of which the Company or such Subsidiary is a member. No "reportable event" (as defined under Section 4043 of ERISA) has occurred or is reasonably expected to occur with respect to any "employee benefit plan" subject to Title IV of ERISA established or maintained by the Company, its Subsidiaries or any ERISA Affiliate, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. No "employee benefit plan" subject to Title IV of ERISA established or maintained by the Company, its Subsidiaries or any ERISA Affiliate, if such "employee benefit plan" were terminated, would have any "amount of unfunded benefit liabilities" (as defined under Section 4001(a)(18) of ERISA), except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. None of the Company, its Subsidiaries or any ERISA Affiliate has incurred or reasonably expects to incur any liability under (i) Title IV of ERISA with respect to termination of, or withdrawal from, any "employee benefit plan" or (ii) Sections 412, 4975 or 4980B of the Code, except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect. Except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, each "employee benefit plan" established or maintained by the Company or its Subsidiaries that is intended to be qualified under Section 401 of the Code is so qualified and nothing has occurred, whether by action or failure to act, that would reasonably be expected to cause the loss of such qualification.

            (b) With respect to each employee benefit plan, program, or other arrangement providing compensation or benefits to any current or former employee, director, officer or consultant (or any dependent or beneficiary thereof) of the Company or its Subsidiaries that is subject to the laws of any jurisdiction outside of the United States (the "FOREIGN PLANS"): (i) such Foreign Plan has been maintained in all material respects in accordance with all applicable requirements and all applicable laws, (ii) except as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, if intended to qualify for special tax treatment, such Foreign Plan meets all requirements for such treatment, (iii) except as would not reasonably be expected to result in a material liability to the Company or any of its Subsidiaries, if intended or required to be funded and/or book-reserved, such Foreign Plan is fully funded and/or book reserved, as appropriate, based upon reasonable actuarial assumptions, and (iv) no material liability exists or reasonably could be expected to be imposed upon the assets of the Company or any of its Subsidiaries by reason of such Foreign Plan.

            (xli) Labor Disputes. No labor disturbance by the employees of the Company or any Subsidiary exists or, to the knowledge of the Company and each Subsidiary Guarantor, is imminent, which, in either case (individually or in the aggregate), would reasonably be expected to result in a Material Adverse Effect.

            (xlii) Insurance. The Company and its Subsidiaries have insurance covering their respective properties, operations, personnel and businesses, which insurance the Company believes to be appropriate and is in amounts and insures against such losses or risks as are customary in the industry in which the Company and its Subsidiaries operate, and all such insurance is in full force and effect. None of the Company or any of its Subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made (other than capital improvements or other expenditures that have been made) in order to continue such insurance except such notices as would not reasonably be expected to have a Material Adverse Effect.

            (xliii) Related Party Transactions. No relationship, direct or indirect, exists between or among any of the Company and its Subsidiaries, on the one hand, and any director, officer, shareholder, affiliate, customer or supplier of any of them, on the other hand, which would be required by the 1933 Act or by the rules and regulations promulgated pursuant thereto to be disclosed in a registration statement on Form F-1 which is not so disclosed in the Final Offering Memorandum. Set forth on Schedule D hereto is a complete list of all agreements between the Company or any Restricted Subsidiary (as defined in the Offering Memorandum), on the one hand, and an Affiliate (as defined in the Offering Memorandum) of such entity, on the other hand.

            (xliv) Unlawful Contributions. None of the Company, any of its Subsidiaries or any director, officer, agent, employee or other person acting with specific instruction from the Company or any of its Subsidiaries has (A) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds, (C) caused the Company or any of its Subsidiaries to be in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977 or other national or local law regulating the payments of bribes to government officials or employees, or (D) made any bribe or other unlawful payment.

            (xlv) Foreign Assets Control Regulations.

                  (a) Neither the sale of the Notes by the Company hereunder with the benefit of the Subsidiary Guarantees of the Subsidiary Guarantors nor the Company's use of the proceeds thereof as described in the Final Offering Memorandum will violate (i) the Trading with the Enemy Act, as amended, (ii) any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto or (iii) Executive Order No. 13,224, 66 Fed Reg 49,079 (2001), issued by the President of the United States (Executive Order Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit or Support Terrorism) (the "TERRORISM ORDER") or (iv) the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA PATRIOT ACT) Act of 2001, Public Law 107-56 (October 26, 2001).

                  (b) None of the Company nor any Subsidiary (i) is a "blocked person" as described in Section 1 of the Terrorism Order or (ii) to the knowledge of the Company or any of the Subsidiary Guarantors, engages in any dealings or transactions, or is otherwise associated, with any such blocked person.

            (xlvi) Sale Proceeds. None of the transactions contemplated by this Agreement (including without limitation, the use of the proceeds from the sale of the Notes), will violate or result in a violation of Section 7 of the 1934 Act, or any regulation promulgated thereunder, including, without limitation, Regulations T, U, and X of the Board of Governors of the Federal Reserve System.

            (xlvii) Tax Returns. All income tax returns of the Company and its Subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which reasonably adequate reserves have been provided. The Company and its Subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, national, state, local or other law, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its Subsidiaries, except for such taxes, if any, as are being contested in good faith and by appropriate proceedings and as to which adequate reserves have been provided, except to the extent that the failure to do so would not reasonably be likely to either result in a Material Adverse Effect or cause a default under any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, guarantee, lease, debenture or other evidence of Indebtedness (including the Indenture). All such income tax returns and other tax returns filed by the Company and its Subsidiaries are accurate in all material respects. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of all tax liabilities of the

Company and its Subsidiaries for any years not finally determined are adequate to meet any assessments or re-assessments for additional tax for such years, except to the extent of any inadequacy that would not reasonably be likely to result in a Material Adverse Effect.

            (xlviii) Registration Rights. There are no holders of securities (debt or equity) of the Company, or holders of rights (including, without limitation, preemptive rights), warrants or options to obtain securities of the Company, who in connection with the issuance, sale and delivery of the Notes and the execution, delivery and performance of this Agreement and the Registration Right Agreement, have the right to request the Company to register securities held by them under the 1933 Act.

      (b) Officer's Certificates. Any certificate signed by any officer of the Company or any Subsidiary Guarantor delivered to the Representatives or to counsel for the Initial Purchasers shall be deemed a representation and warranty by the Company or such Subsidiary Guarantor to each Initial Purchaser as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Initial Purchasers; Closing.

      (a) Series A Notes. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Initial Purchaser, severally and not jointly, and each Initial Purchaser severally and not jointly, agrees to purchase from the Company, at the purchase price of 97.875% of the principal amount thereof, the aggregate principal amount of Series A Notes set forth in Schedule A opposite the name of such Initial Purchaser, plus any additional principal amount of Series A Notes which such Initial Purchaser may become obligated to purchase pursuant to the provisions of Section 11 hereof.

      (b) Payment. Payment of the purchase price for the Series A Notes shall be made by the Initial Purchasers, in United States dollars in immediately available funds by wire transfer to the account of the Company at Citibank New York (CITIUS33) for account of Citibank Singapore (CITISGSG), Account No. 10991581, ABA# 021000089, or such other account to be specified by the Company, before 11:00 A.M. New York City time on November 18, 2004 (the "CLOSING DATE"), or at the same time on such other date, not later than seven calendar days after the foregoing date, as shall be agreed upon by the Representatives and the Company (such time and date of payment being herein called the "CLOSING TIME").

      Payment shall be made to the Company against delivery to the Representatives for the respective accounts of the Initial Purchasers of the Series A Notes to be purchased by them. It is understood that each Initial Purchaser has authorized the Representatives, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Series A Notes which it has agreed to purchase. Deutsche Bank and Lehman Brothers, individually and not as representatives of the Initial Purchasers, may (but shall not be obligated to) make payment of the purchase price for the Series A Notes to be purchased by any Initial Purchaser whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such Initial Purchaser from its obligations hereunder.

      (c) Delivery. The Company will deliver to the Initial Purchasers against payment of the purchase price thereof the Series A Notes to be purchased by the Initial Purchasers hereunder and to be offered and sold by each Initial Purchaser in reliance on Regulation S in the form of one or more global notes in definitive form (the "REGULATION S GLOBAL NOTES") and registered in the name of Cede & Co., as nominee of The Depository Trust Company ("DTC"), and deposited with the Trustee as custodian for DTC for the respective accounts of the DTC participants for Euroclear Bank S.A./N.V., as operator of the Euroclear System ("EUROCLEAR"), and Clearstream Banking, societe anonyme ("CLEARSTREAM"). The Company will deliver to the Initial Purchasers against payment of the purchase price thereof the Series A Notes to be purchased by the Initial Purchasers hereunder and to be offered and sold by each Initial Purchaser in reliance on Rule 144A in the form of one or more global notes in definitive form (the "RESTRICTED GLOBAL NOTES") deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Restricted Global Notes shall be assigned separate CUSIP numbers. The Regulation S Global Notes and the Restricted Global Notes shall include the legend regarding restrictions on transfer set forth under "Selling and Transfer Restrictions" in the Offering Memorandum. Interests in the Regulation S Global Notes and the Restricted Global Notes will be held only in book-entry form through DTC except in the limited circumstances described in the Indenture when they may be transferred in the form of definitive certificated Notes.

      SECTION 3. Covenants of the Company and the Subsidiary Guarantors. The Company and each Subsidiary Guarantor covenants with each Initial Purchaser as follows:

      (a) Offering Memorandum. During the period from the date hereof to that indicated in Section 3(b)(y) below, the Company, as promptly as possible, will furnish to each Initial Purchaser, without charge, such number of copies of the Preliminary Offering Memorandum, the Final Offering Memorandum and any amendments and supplements thereto and documents incorporated by reference therein as such Initial Purchaser may reasonably request.

      (b) Notice and Effect of Material Events. The Company will immediately notify each Initial Purchaser, and confirm such notice in writing, of (x) any filing made by the Company or any Subsidiary Guarantor of information relating to the offering of the Series A Notes with any securities exchange or any other regulatory body in the United States or any other jurisdiction, and (y) at any time during the period ending the earlier of (1) nine months after the Closing Date or (2) the completion of the resale of the Series A Notes by the Initial Purchasers as evidenced by a notice in writing from the Initial Purchasers to the Company, and the Representatives hereby agree to provide such notice, any material changes in or affecting the condition, financial or otherwise, or the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise which (i) make any statement in the Offering Memorandum false or misleading or (ii) are not disclosed in the Offering Memorandum. In such event or if during such time any event shall occur as a result of which it is necessary, in the reasonable opinion of any of the Company, its counsel, the Initial Purchasers or counsel for the Initial Purchasers, to amend or supplement the Final Offering Memorandum in order that the Final Offering Memorandum not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances then existing, the Company will forthwith amend or supplement the Final Offering Memorandum by preparing and furnishing to each Initial Purchaser an amendment or amendments of, or a supplement or supplements to, the Final Offering Memorandum (in form and substance satisfactory in the reasonable opinion of counsel for the Initial Purchasers) so that, as so amended or supplemented, the Final Offering Memorandum will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a Subsequent Purchaser, not misleading.

      (c) Amendment to Offering Memorandum and Supplements. The Company will advise each Initial Purchaser promptly of any proposal to amend or supplement the Final Offering Memorandum and will not effect such amendment or supplement without the consent of the Initial Purchasers, which shall not be unreasonably withheld. Neither the consent of the Initial Purchasers, nor the Initial Purchaser's delivery of any such amendment or supplement, shall constitute a waiver of any of the conditions set forth in Section 5 hereof.

      (d) Qualification of Notes for Offer and Sale. The Company and the Subsidiary Guarantors will use their best efforts, in cooperation with the Initial Purchasers, to qualify the Series A Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Representatives may designate and will maintain such qualifications in effect as long as required for the sale of the Notes; provided, however, that the Company and the Subsidiary Guarantors shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities or take any other action in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

      (e) DTC. The Company and the Subsidiary Guarantors will cooperate with the Representatives and use their best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of DTC and will assist the Initial Purchasers in obtaining the approval of DTC for "book-entry" transfer of the Notes in global form.

      (f) Euroclear and Clearstream. The Company and the Subsidiary Guarantors will cooperate with the Representatives and use their best efforts to permit the Notes to be eligible for clearance and settlement through the facilities of Euroclear and Clearstream and will assist the Initial Purchasers in obtaining the approval of Euroclear and Clearstream for "book-entry" transfer of the Notes in global form.

      (g) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Series A Notes in the manner specified in the Offering Memorandum under "Use of Proceeds".

      (h) Restriction on Sale of Securities. For a period of 90 days from the date of this Agreement, the Company and each of the Subsidiary Guarantors agree not to, directly or indirectly, sell, offer to sell, contract to sell, grant any option to purchase, issue any instrument convertible into or exchangeable for, or otherwise transfer or dispose of (or enter into any transaction or device which is designed to, or could be expected to, result in the disposition in the future of), any debt securities of the Company or any of the Subsidiary Guarantors with terms substantially similar (including having equal rank) to the Series A Notes (other than the Series A

Notes), except (i) for the Series B Notes in connection with the Exchange Offer or (ii) with the prior consent of the Representatives, which consent will not be unreasonably withheld.

      (i) PORTAL Designation. The Company and the Subsidiary Guarantors will use their best efforts to permit the Notes to be designated PORTAL securities in accordance with the rules and regulations adopted by the National Association of Securities Dealers, Inc. ("NASD") relating to trading in the PORTAL Market.

      (j) Listing on Securities Exchange. The Company will use its best efforts to have the Notes listed or admitted to trading on the SGX-ST.

      (k) Reporting Requirements. The Company, during the period when the Offering Memorandum is required to be delivered pursuant to Section 6(a)(vi) hereof, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations.

      (l) Investment Company. The Company shall not invest, or otherwise use the proceeds received by the Company from its sale of the Series A Notes in such a manner as would require the Company or any of the Subsidiaries to register as an investment company under the 1940 Act.

      (m) Rating Agencies. The Company will take all reasonable action necessary to enable Standard & Poor's Corporation ("S&P") and Moody's Investors Service, Inc. ("MOODY'S") to reaffirm their respective credit ratings on the Company's outstanding senior debt, including for this purpose, the issuance of the Series A Notes.

      (n) Stabilization and Manipulation. In connection with the issuance and sale of the Series A Notes, until the Representatives have notified the Company and the other Initial Purchasers of the completion of resales of the Series A Notes by the Initial Purchasers, none of the Company, the Subsidiary Guarantors nor any of their respective affiliates has taken, nor will any of them take, directly or indirectly, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Series A Notes to facilitate the sale or resale of the Series A Notes. Except as permitted by the Securities Act, the Company and the Subsidiary Guarantors will not distribute any offering material in connection with the resales of the Series A Notes.

      (o) Exchange Offer. The Company and the Subsidiary Guarantors agree to cause the Exchange Offer, if available, to be made in the appropriate form, as contemplated by the Registration Rights Agreement, to permit registration of the Series B Notes to be offered in exchange for the Series A Notes, and to comply with all applicable federal and state securities laws in connection with the Exchange Offer.

      (p) Trust Indenture Act. The Company and the Subsidiary Guarantors agree that prior to any registration of the Notes pursuant to the Registration Rights Agreement, or at such earlier time as may be required, the Indenture shall be qualified under the TIA and any necessary supplemental indentures will be entered into in connection therewith.

      (q) Korea Guarantee. The Company and STATS ChipPAC Korea Ltd. ("STATS CHIPPAC KOREA") each agree to (1) use its best efforts to obtain, on or prior to the Closing

Time, all required regulatory approvals, including, without limitation, regulatory approval from the Bank of Korea, required for the valid issuance of STATS ChipPAC Korea's Subsidiary Guarantee (the "KOREA APPROVALS") and (2) validly issue the STATS ChipPAC Korea Subsidiary Guarantee (the "KOREA GUARANTEE"). If, despite such best efforts, the Korea Approvals are not obtained prior to the Closing Time, the Company and STATS ChipPAC Korea each agree to (A) use its best efforts to obtain the Korea Approvals as soon as practicable following the Closing Time, and, in any event, within 30 days following the Closing Time and (B) validly issue the Korea Guarantee. STATS ChipPAC Korea agrees to provide the Korea Guarantee at the Closing Time (if the Korea Approvals are obtained on or prior to the Closing Time) or on the business day following receipt of the Korea Approvals (if the Korea Approvals are obtained within the 30-day period following the Closing Time).

      (r) Return on Debt Securities. The Company will duly complete and execute the Return on Debt Securities in respect of the Notes and submit it to the MAS and the Comptroller of Income Tax of Singapore within 10 business days after the Closing Date.

      (s) Further Assurances. The Company and the Subsidiary Guarantors will do and perform all things required or necessary to be done and performed under this Agreement by them prior to the Closing Date, and to satisfy all conditions precedent to the Initial Purchasers' obligations hereunder to purchase the Series A Notes.

      SECTION 4. Payment of Expenses and Commissions.

      (a) Expenses. The Company and the Subsidiary Guarantors will pay all expenses incident to the performance of their obligations under this Agreement, including, without limitation, (i) the preparation, printing, delivery to the Initial Purchasers and any filing of the Offering Memorandum (including, without limitation, financial statements and any schedules or exhibits and any document incorporated therein by reference) and of each amendment or supplement thereto,
(ii) the preparation, issuance and delivery of the certificates for the Restricted Global Notes and Regulation S Global Notes, including, without limitation, any transfer taxes, any stamp or other duties payable upon the sale, issuance and delivery of the Series A Notes to the Initial Purchasers and any charges of DTC, Euroclear or Clearstream in connection therewith and any goods and services tax attributable to any fees and expenses payable under this Agreement, (iii) the fees and disbursements of the Company's counsel and accountants, (iv) the qualification of the Notes and the Subsidiary Guarantees under securities laws in accordance with the provisions of Section 3(d) hereof, including, without limitation, filing fees and the reasonable fees and disbursements of counsel for the Initial Purchasers in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (v) the fees and expenses of the Trustee, including, without limitation, the fees and disbursements of counsel for the Trustee in connection with the Indenture and the Notes, (vi) any fees and expenses payable in connection with the initial and continued designation of the Notes as PORTAL securities under the PORTAL Market Rules pursuant to NASD Rule 5322, and (vii) any fees and expenses payable in connection with the initial and continued listing of the Notes on the SGX-ST; provided, however, that the Initial Purchasers will pay, or reimburse the Company for, aggregate expenses incurred pursuant to this Section 4(a) by the Company or the Initial Purchasers in excess of $500,000, in an amount not to exceed a total of $250,000.

      (b) Termination of Agreement. If this Agreement is terminated by the Representatives in accordance with the provisions of Section 5 hereof, the Company and the Subsidiary Guarantors shall reimburse the Initial Purchasers for all of their out-of-pocket expenses, including, without limitation, the reasonable and documented fees and disbursements of counsel for the Initial Purchasers, up to a maximum of US$100,000.

      SECTION 5. Conditions of Initial Purchasers' Obligations. The obligations of the several Initial Purchasers hereunder are subject to the accuracy of the representations and warranties of the Company and the Subsidiary Guarantors contained in Section 1 hereof, as of the date hereof and as of the Closing Date, or in certificates of any officer of the Company or any of its Subsidiaries delivered pursuant to the provisions hereof, to the performance by the Company and the Subsidiary Guarantors of their covenants and other obligations hereunder, and to the following further conditions (any of which may be waived by the Representatives, for and on behalf of the Initial Purchasers):

      (a) Opinion of United States Counsel for the Company and the Subsidiary Guarantors. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Kirkland & Ellis LLP, United States counsel for the Company and the Subsidiary Guarantors, substantially in the form set forth in Exhibit A hereto. In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware, (ii) rely as to matters of fact to the extent they deem proper, on certificates of responsible officers of the Company and its Subsidiaries and certificates of public officials and (iii) state that their opinion is subject to the effect of judicial application of foreign laws or foreign governmental actions affecting creditors' rights.

      (b) Letter of United States Counsel for the Company. At the Closing Time, the Representatives shall have received a letter, dated as of the Closing Time, of Shearman & Sterling LLP, counsel for the Company, substantially in the form set forth in Exhibit B hereto.

      (c) Opinion of Singapore Counsel for the Company and the Subsidiary Guarantors. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Allen & Gledhill, Singapore counsel for the Company and the Subsidiary Guarantors, substantially in the form set forth in Exhibit C hereto. In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the laws of the Republic of Singapore and may make necessary and customary assumptions as to all matters governed by laws of any jurisdiction (other than Singapore) and, (ii) rely as to matters of fact to the extent they deem proper, on certificates of responsible officers of the Company and its subsidiaries and certificates of public officials.

      (d) Local Counsel Opinions. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of (i) Chancery Chambers, Barbados counsel to ChipPAC (Barbados) Ltd., substantially in the form set forth in Exhibit D hereto, (ii) Harney Westwood & Riegels, British Virgin Islands counsel to STATS Holdings Ltd., ChipPAC International Company Limited and STATS ChipPAC (BVI) Limited, substantially in the form set forth in Exhibit E hereto, (iii) Benyi E. Laszlo Ugyvedi Iroda, Hungary counsel to ChipPAC

Liquidity Management Hungary Limited Liability Company, substantially in the form set forth in Exhibit F hereto, (iv) Kim, Shin & Yu, Korea counsel to STATS ChipPAC Korea Ltd., substantially in the form set forth in Exhibit G hereto, (v) Bonn Schmitt Steichen, Luxembourg counsel to ChipPAC Luxembourg S.a.R.L., substantially in the form set forth in Exhibit H hereto and (vi) Azim, Tunku Farik & Wong, Malaysia counsel to STATS ChipPAC Malaysia Sdn. Bhd., substantially in the form set forth in Exhibit I hereto.

      (e) Opinion of United States Counsel for the Initial Purchasers. At the Closing Time, the Representatives shall have received the opinion, dated as of the Closing Time, of Latham & Watkins LLP, United States counsel for the Initial Purchasers, in form and substance satisfactory to the Initial Purchasers. In rendering such opinion, such counsel may (i) state that their opinion is limited to matters governed by the federal laws of the United States, the laws of the State of New York and the General Corporation Law of the State of Delaware and rely as to all matters governed by the laws of the Republic of Singapore upon the opinion of Allen & Gledhill referred to in subsection (c) of this Section 5 and (ii) rely as to matters of fact, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

      (f) Officers' Certificate. At the Closing Time, the Representatives shall have received a certificate of the Chief Executive Officer or President of the Company and of the Chief Financial Officer of the Company, dated as of the Closing Time, to the effect that (i) since the date of the most recent financial statements included in the Final Offering Memorandum, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, except as set forth or contemplated in the Final Offering Memorandum,
(ii) the representations and warranties of the Company and the Subsidiary Guarantors in Section 1 hereof are true and correct in all material respects with the same force and effect as though expressly made at and as of the Closing Time, and (iii) the Company and the Subsidiary Guarantors have complied in all material respects with all agreements and satisfied all conditions on their part to be performed or satisfied at or prior to the Closing Time.

      (g) Accountants' Comfort Letter (PWC). At the time of the execution of this Agreement, the Representatives shall have received from each of PricewaterhouseCoopers LLP, San Jose, and PricewaterhouseCoopers LLP, Singapore, a letter dated such date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

      (h) Accountants' Comfort Letter (KPMG). At the time of the execution of this Agreement, the Representatives shall have received from KPMG LLP a letter or letters dated such date, in form and substance reasonably satisfactory to the Representatives containing statements and information of the type ordinarily included in accountants' "comfort letters" to Initial Purchasers with respect to the financial statements and certain financial information contained in the Offering Memorandum.

      (i) Bring-down Comfort Letter (PWC). At the Closing Time, the Representatives shall have received from each of PricewaterhouseCoopers LLP, San Jose, and PricewaterhouseCoopers LLP, Singapore, a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in their respective letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (j) Bring-down Comfort Letter (KPMG). At the Closing Time, the Representatives shall have received from KPMG LLP a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (h) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

      (k) PORTAL. At the Closing Time, the Notes shall have been designated for trading on PORTAL.

      (l) Approval of Listing. At the Closing Time, the Series A Notes shall have been approved in principle for listing on the SGX-ST subject only to official notice of issuance.

      (m) Material Change. Subsequent to the execution and delivery of this Agreement and prior to the Closing Time, there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company and its Subsidiaries, taken as a whole, from that set forth in its consolidated financial statements included in the Offering Memorandum that, in the Representatives' judgment, is material and adverse and that makes it, in the Representatives' judgment, impracticable to market the Series A Notes on the terms and in the manner contemplated herein and in the Offering Memorandum.

      (n) Completion of Indenture and Subsidiary Guarantee Agreement. On or prior to the Closing Time, (i) the Company shall have entered into the Indenture under which the Notes may be issued under the terms and conditions agreed therein and (ii) the Company and each of the Subsidiary Guarantors shall have entered into the Subsidiary Guarantee Agreement, and each such agreement shall remain in full force and be valid, binding and enforceable.

      (o) Completion of Registration Rights Agreement. On or prior to the Closing Time, the Company and the Subsidiary Guarantors shall have entered into the Registration Rights Agreement and such agreement shall remain in full force and be valid, binding and enforceable.

      (p) Ratings Downgrade. Subsequent to the execution and delivery of this Agreement there shall not have occurred any downgrading in the rating of any debt securities of the Company or any of its Subsidiaries by any "nationally recognized statistical rating organization" (as defined for purposes of Rule 436(g) under the 1933 Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities of the Company or any of its Subsidiaries (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that the Company or any of its Subsidiaries has been placed on negative outlook.

      (q) Affiliate Transactions. Prior to the Closing Time, the Company shall have furnished to the Trustee a list of all agreements between the Company or any Restricted Subsidiary (as defined in the Offering Memorandum), on the one hand, and an Affiliate (as defined in the Offering Memorandum) of such entity, on the other hand, as set forth in Schedule D hereto.

      (r) Additional Documents. At the Closing Time, counsel for the Initial Purchasers shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Series A Notes and Series A Subsidiary Guarantees as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Company and the Subsidiary Guarantors in connection with the issuance and sale of the Series A Notes and Series A Subsidiary Guarantees as herein contemplated shall be reasonably satisfactory in form and substance in all material respects to the Representatives and counsel for the Initial Purchasers.

      (s) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled in all material respects when and as required to be fulfilled, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party except as provided in
Section 4 and except that Sections 1, 7, 8 and 9 shall survive any such termination and remain in full force and effect.

         The documents required to be delivered by this Section 5 will be delivered at the offices of Latham & Watkins LLP, counsel for the Initial Purchasers, at 633 West Fifth Street, Suite 4000, Los Angeles, California 90071.

      SECTION 6. Subsequent Offers and Resales of the Securities.

      (a) Offer and Sale Procedures. Each of the Initial Purchasers, the Company and the Subsidiary Guarantors hereby establish and agree to observe the following procedures in connection with the offer and sale of the Series A
Notes:

            (i) Offers and Sales only to Qualified Institutional Buyers in the United States or Non-U.S. Persons. Offers and Sales only to Institutional Investors and Sophisticated Investors in Singapore. Offers and sales of the Series A Notes shall only be made (A) to persons whom the offeror or seller reasonably believes to be qualified institutional buyers, as defined in Rule 144A under the 1933 Act ("QUALIFIED INSTITUTIONAL Buyers"), or (B) non-U.S. persons outside the United States, as defined in Regulation S under the 1933 Act, to whom the offeror or seller reasonably believes offers and sales of the Series A Notes may be made in reliance upon Regulation S under the 1933 Act. The Offering Memorandum and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A Notes may not be circulated or distributed, nor may the Series A Notes be offered or sold or made the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (1) an institutional investor specified in Section 274 of the Securities and Futures Act, Chapter 289 of Singapore (the "SECURITIES AND FUTURES ACT"), (2) a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act or (3) otherwise pursuant to, and in accordance with the condition of, any other applicable provision of the Securities and Futures Act. Each Initial Purchaser severally agrees that it will not offer, sell or deliver any of the Series A Notes in any jurisdiction outside the United States or the Republic of Singapore except under circumstances that will result in compliance with the applicable laws thereof, and that it will take at its own expense whatever action is required to permit its purchase and resale of the Series A Notes in such jurisdictions.

            (ii) No General Solicitation. No general solicitation or general advertising (within the meaning of Rule 502(c) under the 1933 Act) will be used in the United States in connection with the offering or sale of the Series A Notes.

            (iii) Purchases by Non-Bank Fiduciaries. In the case of a non-bank Subsequent Purchaser of a Series A Note acting as a fiduciary for one or more third parties, each third party shall, in the judgment of the applicable Initial Purchaser, be a Qualified Institutional Buyer or a non-U.S. person outside the United States.

            (iv) Subsequent Purchaser Notification. Each Initial Purchaser will take reasonable steps to inform, and cause each of its U.S. Affiliates to take reasonable steps to inform, persons acquiring Series A Notes from such Initial Purchaser or Affiliate, as the case may be, in the United States that the Series A Notes (A) have not been and will not be registered under the 1933 Act, (B) are being sold to them without registration under the 1933 Act in reliance on Rule 144A or in accordance with another exemption from registration under the 1933 Act, as the case may be, and (C) may not be offered, sold or otherwise transferred except (1) to the Company, (2) outside the United States in accordance with Regulation S, or (3) inside the United States in accordance with
(x) Rule 144A to a person whom the seller reasonably believes is a Qualified Institutional Buyer that is purchasing such Series A Notes for its own account or (y) pursuant to another available exemption from registration under the 1933 Act.

            (v) Restrictions on Transfer. The selling and transfer restrictions and the other provisions set forth in the Offering Memorandum under the heading "Transfer Restrictions", including, without limitation, the legend required thereby, shall apply to the Series A Notes except as otherwise agreed by the Company, the Subsidiary Guarantors and the Initial Purchasers.

            (vi) Delivery of Offering Memorandum. Each Initial Purchaser will deliver to each purchaser of the Series A Notes from such Initial Purchaser, in connection with its original distribution of the Series A Notes, a copy of the Final Offering Memorandum, as amended and supplemented at the date of such delivery.

      (b) Covenants of the Company and the Subsidiary Guarantors. The Company and each Subsidiary Guarantor covenants with each Initial Purchaser as follows:

            (i) Integration. The Company and each Subsidiary Guarantor agrees that it will not and will cause persons under its control or acting on its behalf, other than the Initial Purchasers to which the Company and the Subsidiary Guarantors do not covenant, directly or indirectly, solicit any offer to buy, sell or make any offer or sale of, or otherwise negotiate in respect of, securities of the Company of any class if, as a result of the doctrine of "integration" referred to in Rule 502 under the 1933 Act, such offer or sale would render invalid (for the purpose of (i) the sale of the Notes by the Company to the Initial Purchasers, (ii) the resale of the Notes by the Initial Purchasers to Subsequent Purchasers or (iii) the resale of the Notes by such Subsequent Purchasers to others) the exemption from the registration requirements of the 1933 Act provided by Section 4(2) thereof or by Rule 144A or by Regulation S thereunder or otherwise.

            (ii) Rule 144A Information. The Company and each Subsidiary Guarantor agrees that, in order to render the Notes eligible for resale pursuant to Rule 144A under the 1933 Act, while any of the Notes remain outstanding, it will make available, upon request, to any holder of Notes or prospective purchasers of Notes the information specified in Rule 144A(d)(4), unless the Company furnishes information to the Commission pursuant to Section 13 or 15(d) of the 1934 Act.

            (iii) Restriction on Repurchases. Until the expiration of two years after the original issuance of the Series A Notes, the Company and each Subsidiary Guarantor will not, and will cause persons acting on its or their behalf, other than the Initial Purchasers to which the Company and the Subsidiary Guarantors do not covenant, not to, resell any Notes which are "restricted securities" (as such term is defined under Rule 144(a)(3) under the 1933 Act), whether as beneficial owner or otherwise (except as agent acting as a securities broker on behalf of and for the account of customers in the ordinary course of business in unsolicited broker's transactions).

      (c) Qualified Institutional Buyer. Each Initial Purchaser severally and not jointly represents and warrants to, and agrees with, the Company that it is a "qualified institutional buyer" within the meaning of Rule 144A under the 1933 Act (a "Qualified Institutional Buyer") and an "accredited investor" within the meaning of Rule 501(a) under the 1933 Act (an "Accredited Investor").

      (d) Resale Pursuant to Rule 903 of Regulation S or Rule 144A. Each Initial Purchaser understands that the Series A Notes have not been and will not be registered under the 1933 Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S under the 1933 Act or pursuant to an exemption from the registration requirements of the 1933 Act. Each Initial Purchaser severally represents and agrees, that, except as permitted by Section 6(a) above, it has offered and sold Series A Notes and will offer and sell Series A Notes (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of Series A Notes commences and the Closing Time, only in accordance with Rule 903 of Regulation S, Rule 144A under the 1933 Act or another applicable exemption from the registration requirements of the 1933 Act. Accordingly, neither the Initial Purchasers, their Affiliates nor any persons acting on their behalf have engaged or engage in any directed selling efforts with respect to Series A Notes sold hereunder pursuant to Regulation S, and the Initial Purchasers, their Affiliates and any person acting on their behalf have complied and will comply with the offering restriction requirements of Regulation S. Each Initial Purchaser severally agrees that, at or prior to confirmation of a sale of Series A Notes pursuant to Regulation S it will have sent to each distributor, dealer or person receiving a selling concession, fee or other remuneration that purchases Series A Notes from it or through it during the restricted period a confirmation or notice to substantially the following effect:

                  "The Securities covered hereby have not been registered under the United States Securities Act of 1933 (the "Securities Act") and may not be offered or sold within the United States or to or for the account or benefit of U.S. persons (i) as part of their distribution at any time and (ii) otherwise until forty days after the later of the date upon which the offering of the Securities commenced and the date of closing, except in either case in accordance with Regulation S or Rule 144A under the Securities Act. Terms used above have the meaning given to them by Regulation S."

      Terms used in the above paragraph have the meanings given to them by Regulation S.

      (e) Contractual Arrangements. Each Initial Purchaser severally represents and agrees that it has not entered and will not enter into any contractual arrangements with respect to the distribution of the Series A Notes, except with its Affiliates or with the prior written consent of the Company.

      (f) Compliance with Other Securities Laws. Each Initial Purchaser, severally and not jointly, acknowledges that no action has been taken to permit a public offering of the Series A Notes in any jurisdiction outside the United States where action would be required for such purpose. The Initial Purchasers agree that they will not offer or sell any Series A Notes in any jurisdiction outside the United States and Singapore except under circumstances that will result in compliance with all applicable laws thereof. In particular:

            (i) Each Initial Purchaser agrees that (1) it has not offered or sold and will not offer or sell any Series A Notes to persons in the United Kingdom prior to the expiry of a period of six months from the issue date of such Series A Notes except to persons whose ordinary activities involve them in acquiring, holding, managing or disposing of investments (as principal or agent) for the purposes of their businesses or otherwise in circumstances which have not resulted and will not result in an offer to the public in the United Kingdom within the meaning of the Public Offers of Securities Regulations 1995, (2) it has only communicated or caused to be communicated, and will only communicate or cause to be communicated, any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the "FSMA")) received by it in connection with the issue or sale of any Series A Notes in circumstances in which section 21(1) of the FSMA does not apply to the Company, and (3) it has complied with all applicable provisions of the FSMA with respect to anything done by it in relation to the Series A Notes in, from or otherwise involving the United Kingdom.

            (ii) Each Initial Purchaser agrees that (1) it has not offered or sold and will not offer or sell in Hong Kong, by means of any document, any Series A Notes other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Chapter 32 of the Laws of Hong Kong) of Hong Kong and (2) it has not issued or had in its possession for the purpose of issue, and will not issue or have in its possession for the purpose of issue, any advertisement, invitation or document, whether in Hong Kong or elsewhere, which is or contains an invitation to the public to enter into or offer to enter into an agreement or acquire, dispose of, subscribe for or underwrite the Series A Notes (except if permitted to do so under the securities laws of Hong Kong) other than with respect to Series A Notes which are or are intended to be disposed of to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Chapter 571 of the Laws of Hong Kong) of Hong Kong and any rules made thereunder.

            (iii) Each Initial Purchaser agrees that the Series A Notes have not been registered under the Securities and Exchange Law of Japan and are not being offered or sold and may not be offered or sold, directly or indirectly, in Japan or to or for the account of any resident in Japan, except (1) pursuant to an exemption from the registration requirements of the Securities and Exchange Law of Japan and (2) in compliance with any other applicable requirements of Japanese law.

            (iv) Each Initial Purchaser agrees not to circulate or distribute the Offering Memorandum or any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the Series A Notes, or to offer or sell the Series A Notes, or make the Series A Notes the subject of an invitation for subscription or purchase, whether directly or indirectly, to the public or any member of the public in Singapore other than (i) to an institutional investor specified in Section 274 of the Securities and Futures Act, (ii) to a sophisticated investor, and in accordance with the conditions, specified in Section 275 of the Securities and Futures Act or (iii) otherwise pursuant to, and in accordance with the conditions of, any other applicable provision of the Securities and Futures Act.

      SECTION 7. Indemnification.

      (a) Indemnification of Initial Purchasers. The Company and each Subsidiary Guarantor, jointly and severally, agrees to indemnify and hold harmless each Initial Purchaser and each person, if any, who controls any Initial Purchaser (within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act) and each of the directors, officers, employees and Affiliates of each Initial Purchaser as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in any Preliminary Offering Memorandum or the Final Offering Memorandum (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 7(d) below) any such settlement is effected with the written consent of the Company; and

            (iii) against any and all expense whatsoever, as incurred (including, without limitation, the fees and disbursements of counsel chosen by the Representatives), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;

      provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company and the Subsidiary Guarantors by any Initial Purchaser through the Representatives expressly for use in the Offering Memorandum (or any amendment thereto); provided, further, however, that the foregoing indemnity with respect to any untrue statement contained in or omission from a preliminary offering memorandum shall not inure to the benefit of an Initial Purchaser (or any person controlling such Initial Purchaser) if any person that purchased any of the Series A Notes from such Initial Purchaser which are the subject of such losses, claims, damages or liabilities was not sent or given a copy of the Final Offering Memorandum (if such delivery was required by the 1933 Act) within the time required by the 1933 Act and the untrue statement contained in or omission from such preliminary offering memorandum was corrected in the Final Offering Memorandum and the Company has complied with Section 3(a) of this Agreement.

      (b) Indemnification of Company and the Subsidiary Guarantors. Each Initial Purchaser severally agrees to indemnify and hold harmless the Company and the Subsidiary Guarantors and each person, if any, who controls the Company and each Subsidiary Guarantor (within the meaning of Section 15 of the 1933 Act or
Section 20 of the 1934 Act) and the directors, officers and employees of the Company and each Subsidiary Guarantor against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Offering Memorandum in reliance upon and in conformity with written information furnished to the Company and the Subsidiary Guarantors by such Initial Purchaser through the Representatives expressly for use in the Offering Memorandum, which information is limited to the first and third paragraphs under the caption "Plan of Distribution" and the second, third, fourth and fifth paragraphs under the caption "Plan of Distribution - Price Stabilization and Short Positions," in each case in the Offering Memorandum.

      (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 7(a) above, counsel to the indemnified parties shall be selected by the Representatives, and, in the case of parties indemnified pursuant to Section 7(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section or Section 8 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 7(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 8. Contribution. If the indemnification provided for in Section 7 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand from the offering of the Series A Notes pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Subsidiary Guarantors on the one hand and of the Initial Purchasers on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand in connection with the offering of the Series A Notes pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Series A Notes pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discount received by the Initial Purchasers, bear to the aggregate initial offering price of the Series A Notes.

      The relative fault of the Company and the Subsidiary Guarantors on the one hand and the Initial Purchasers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company and the Subsidiary Guarantors or by the Initial Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Company, the Subsidiary Guarantors and the Initial Purchasers agree that it would not be just and equitable if contribution pursuant to this Section were determined by pro rata allocation (even if the Initial Purchasers were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section, no Initial Purchaser shall be required to contribute any amount in excess of the amount by which the total price at which the Series A Notes purchased and sold by it hereunder exceeds the amount of any damages which such Initial Purchaser has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section, each person, if any, who controls an Initial Purchaser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Initial Purchaser, and each person, if any, who controls the Company or each Subsidiary Guarantor within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company and the Subsidiary Guarantors. The Initial Purchasers' respective obligations to contribute pursuant to this Section are several in proportion to the principal amount of Series A Notes set forth opposite their respective names in Schedule A and not joint.

      SECTION 9. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its Subsidiaries submitted pursuant hereto shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Initial Purchaser or controlling person, or by or on behalf of the Company and the Subsidiary Guarantors, and shall survive delivery of the Series A Notes to the Initial Purchasers.

      SECTION 10. Termination of Agreement.

      (a) Termination; General. The Representatives may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time
(i) if there has occurred any material adverse change in the financial markets in the United States, the Republic of Singapore or the international financial markets, any outbreak of hostilities or escalation thereof, including without limitation, as a result of terrorist attacks, or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions or currency exchange rates or exchange controls, in each case the effect of which is such as to make it, in the judgment of the Representatives, impracticable or inadvisable to market the Series A Notes or to enforce contracts for the sale of the Series A Notes, or (ii) if trading in any securities of the Company has been suspended or materially limited by the Commission, the SGX-ST or the Nasdaq National Market, Inc., or if trading generally on the SGX-ST or the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority in the United States or the Republic of Singapore, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States or with respect to Clearstream or Euroclear Systems in Europe, or (iii) if a banking moratorium has been declared by either Singaporean, United States Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, and provided further that Sections 1, 7, 8 and 9 shall survive such termination and remain in full force and effect.

      SECTION 11. Default by One or More of the Initial Purchasers. If one or more of the Initial Purchasers shall fail at the Closing Time to purchase the Series A Notes which it or they are obligated to purchase under this Agreement (the "DEFAULTED SECURITIES"), the Representatives shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Initial Purchasers, or any other Initial Purchasers, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representatives shall not have completed such arrangements within such 24-hour period, then:

                  (a) if the number of Defaulted Securities does not exceed 10%
            of the aggregate principal amount of the Series A Notes to be purchased hereunder, each of the non-defaulting Initial Purchasers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Initial Purchasers, or

                  (b) if the number of Defaulted Securities exceeds 10% of the aggregate principal amount of the Series A Notes to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Initial Purchaser.

      No action taken pursuant to this Section shall relieve any defaulting Initial Purchaser from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representatives or the Company shall have the right to postpone the Closing Time for a period not exceeding seven days in order to effect any required changes in the Offering Memorandum or in any other documents or arrangements. As used herein, the term "Initial Purchaser" includes any person substituted for an Initial Purchaser under this Section.

      SECTION 12. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given upon receipt if mailed, delivered or transmitted by telefax. Notices to the Initial Purchasers shall be directed to Deutsche Bank at 55th Floor, Cheung Kong Center, 2 Queen's Road Central, Hong Kong, SAR, attention Equity Capital Markets (fax no: (852) 2203-7202) with a copy to 60 Wall Street, New York, NY 10005, attention Leverage Finance Department (fax no: (212) 797-4872) and attention General Counsel (fax no: (212) 797-4564) and Lehman Brothers at 25 Bank Street, London E14 5 LE, United Kingdom, attention General Counsel (Europe) (fax no: 44 (0) 20 7256 4034) with a copy to Lehman Brothers Asia Limited, 38/F Queensway, Hong Kong, attention Head of Equity Capital Markets (fax no: 852-2521-9106; notices to the Company shall be directed to it at 5 Yishun Street 23, Singapore 768442, attention Legal Department (fax no: (65) 822-7822).

      SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the Initial Purchasers, the Company, the Subsidiary Guarantors and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Initial Purchasers or the Company and the Subsidiary Guarantors and their respective successors and the controlling persons and officers and directors referred to in Sections 7 and 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Initial Purchasers, the Company and the Subsidiary Guarantors and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Series A Notes from any Initial Purchaser shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. JURISDICTION. TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE COMPANY AND EACH SUBSIDIARY GUARANTOR IRREVOCABLY AGREES THAT ANY LEGAL SUIT, ACTION OR PROCEEDING BROUGHT BY ANY INITIAL PURCHASER OR BY ANY PERSON WHO CONTROLS SUCH INITIAL PURCHASER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY MAY BE INSTITUTED IN ANY FEDERAL OR STATE COURT IN THE BOROUGH OF MANHATTAN, THE CITY OF

NEW YORK, NEW YORK, AND IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING AND ANY CLAIM THAT ANY SUCH PROCEEDING BROUGHT IN SUCH A COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, AND IRREVOCABLY SUBMITS TO THE NON-EXCLUSIVE JURISDICTION OF ANY SUCH COURT IN ANY SUCH SUIT, ACTION OR PROCEEDING.

      SECTION 15. Counterparty. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

      SECTION 16. Waiver of Immunity. To the extent that the Company and each Subsidiary Guarantor has or hereafter may acquire any immunity (sovereign or otherwise) from any legal action, suit or proceeding, from jurisdiction of any court or from set-off or any legal process (whether service or notice, attachment in aid or otherwise) with respect to itself or any of its property, the Company and each Subsidiary Guarantor hereby irrevocably waives and agrees not to plead or claim such immunity in respect of its obligations under this Agreement.

      SECTION 17. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.

      SECTION 18. Obligation Currency. The obligation of the parties to make payments pursuant to this Agreement is in U.S. dollars (the "OBLIGATION CURRENCY") and such obligation shall not be discharged or satisfied by any tender or recovery pursuant to any judgment expressed in any currency other than the Obligation Currency or any other realization in such other currency, whether as proceeds of set-off, security, guarantee, distributions, or otherwise, except to the extent to which such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder. The party liable to make such payment agrees to indemnify the party which is to receive such payment for the amount (if any) by which such receipt shall fall short of the full amount of the Obligation Currency expressed to be payable hereunder and the party which is to receive such payment agrees to pay to the party liable to make such payment the amount (if any) by which such receipt shall exceed the full amount of the Obligation Currency, and, in each case, such obligation shall not be affected by judgment being obtained for any other sums due under this Agreement. The parties agree that the rate of exchange which shall be used to determine if such tender, recovery or realization shall result in the receipt by the party which is to receive such payment of the full amount of the Obligation Currency expressed to be payable hereunder shall be the noon buying rate in New York City for cable transfers in foreign currencies as certified for customs purposes by the Federal Reserve Bank of New York for the business day preceding that on which the judgment becomes a final judgment.

      SECTION 19. Process Agent. The Company and each Subsidiary Guarantor has appointed CT Corporation System (the "PROCESS AGENT"), as its agent to receive on its behalf service of copies of the summons and complaints and any other process which may be served in any suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby brought in such New York State or federal court sitting in The City of New

York. The Company and each Subsidiary Guarantor further agrees to take any and all action as may be necessary to maintain such designation and appointment of such agent in full force and effect for a period of five years from the date of this Agreement. Such service may be made by delivering a copy of such process to the Company or any Subsidiary Guarantor in care of the Process Agent at the address specified above for the Process Agent and obtaining a receipt therefor, and the Company and each Subsidiary Guarantor hereby irrevocably authorizes and directs such Process Agent to accept such service on its behalf. The Company and each Subsidiary Guarantor represents and warrants that the Process Agent has agreed to act as said agent for service of process, and agrees that service of process in such manner upon the Process Agent shall be deemed, to the fullest extent permitted by applicable law, in every respect effective service of process upon the Company and each Subsidiary Guarantor in any such suit, action or proceeding.

      SECTION 20. Effect of Headings. The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

                           [Signature Pages to Follow]

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Initial Purchasers and the Company and the Subsidiary Guarantors in accordance with its terms.

                                    Very truly yours,

                                    STATS CHIPPAC LTD.

                                    By: /s/ Tan Lay Koon
                                    --------------------------------------------
                                    Name: Tan Lay Koon
                                    Title: President and Chief Executive Officer

                                      S-1
                          Signature Page to agreement

                                   CHIPPAC, INC.

                                   By: /s/ Tan Lay Koon
                                   ---------------------------------------------
                                   Name: Tan Lay Koon
                                   Title: President and Chief Executive Officer

                                   STATS CHIPPAC, INC.

                                   By: /s/ Tan Lay Koon
                                   ---------------------------------------------
                                   Name: Tan Lay Koon
                                   Title: President and Chief Executive Officer

                                   STATS FASTRAMP TEST SERVICES, INC.

                                   By: /s/ Tan Lay Koon
                                   ---------------------------------------------
                                   Name: Tan Lay Koon
                                   Title: President and Chief Executive Officer

                                   STATS HOLDINGS LIMITED

                                   By: /s/ Tan Lay Koon
                                   ---------------------------------------------
                                   Name: Tan Lay Koon
                                   Title: Chairman

                                   STATS CHIPPAC (BARBADOS) LTD.

                                   By: /s/ Pearlyne Wang
                                   - -------------------------------------------
                                   Name: Pearlyne Wang
                                   Title: President, Chief Executive Officer
                                           and Chief Financial Officer

                                      S-2
                          Signature Page to agreement

                                   STATS CHIPPAC (BVI) LIMITED

                                   By: /s/ Pearlyne Wang
                                   ---------------------------------------------
                                   Name: Pearlyne Wang
                                   Title: President, Chief Executive Officer and
                                          Chief Financial Officer

                                   STATS CHIPPAC MALAYSIA SDN. BHD.

                                   By: /s/ Tan Lay Koon
                                   ---------------------------------------------
                                   Name: Tan Lay Koon
                                   Title: Authorized Signatory

                                   CHIPPAC INTERNATIONAL COMPANY LIMITED

                                   By: /s/ Pearlyne Wang
                                   ---------------------------------------------
                                   Name: Pearlyne Wang
                                   Title: President, Chief Executive Officer and
                                          Chief Financial Officer

                                   CHIPPAC LUXEMBOURG S.A.R.L.

                                   By: /s/ Tan Lay Koon
                                   ---------------------------------------------
                                   Name: Tan Lay Koon
                                   Title: Authorized Signatory

                                   CHIPPAC LIQUIDITY MANAGEMENT
                                   HUNGARY LIMITED LIABILITY
                                   COMPANY

                                   By: /s/ Michael G. Potter
                                   ---------------------------------------------
                                   Name: Michael G. Potter
                                   Title: Managing Director

                                   S-3
                          Signature Page to agreement

                                   STATS CHIPPAC KOREA LTD.

                                   By: /s/ Tan Lay Koon
                                   ---------------------------------------------
                                   Name: Tan Lay Koon
                                   Title: Authorized Signatory

                                      S-4
                          Signature Page to agreement

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

DEUTSCHE BANK AG, SINGAPORE BRANCH

For itself and as Representative of the other
Initial Purchasers named in Schedule A hereto.

By /s/ Chris Gammons
----------------------------------------------------
Name: Chris Gammons
Title: Director

By /s/ Jocelyn Court
----------------------------------------------------
Name: Jocelyn Court
Title: Director

LEHMAN BROTHERS INTERNATIONAL (EUROPE)

For itself and as Representative of the other
Initial Purchasers named in Schedule A hereto.

By /s/ Neel Laungani
----------------------------------------------------
Name: Neel Laungani
Title: Senior Vice President

                                      S-5
                          Signature Page to agreement

                                   SCHEDULE A

                                                          Principal
                                                          Amount of
             Name of Initial Purchaser                    Securities
             -------------------------                  -------------
Deutsche Bank AG, Singapore Branch .................    $ 150,500,000
Lehman Brothers International (Europe) .............    $  64,500,000
                                                        -------------
       Total........................................    $ 215,000,000
                                                        =============

                                   Schedule A

                                   SCHEDULE B

                              Subsidiary Guarantors

STATS ChipPAC, Inc.
STATS Holdings Limited
ChipPAC, Inc.
STATS FastRamp Test Services, Inc.
STATS ChipPAC (Barbados) Ltd.
ChipPAC International Company Limited
STATS ChipPAC (BVI) Limited
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary Limited Liability Company
STATS ChipPAC Korea Ltd.
STATS ChipPAC Malaysia Sdn. Bhd.

                                   Schedule B

                                   SCHEDULE C

                                  Subsidiaries

STATS ChipPAC, Inc.
STATS Holdings Limited
Winstek Semiconductor Corporation
ChipPAC, Inc.
STATS FastRamp Test Services, Inc.
STATS ChipPAC Test Services (Shanghai) Co., Ltd.
STATS ChipPAC (Barbados) Ltd.
ChipPAC International Company Limited
STATS ChipPAC (BVI) Limited
ChipPAC Luxembourg S.a.R.L.
ChipPAC Liquidity Management Hungary Limited Liability Company
STATS ChipPAC Shanghai Co., Ltd.
STATS ChipPAC Korea Ltd.
STATS ChipPAC Malaysia Sdn. Bhd.

                                   Schedule c

                                   SCHEDULE D

                              Affiliate Transaction

(1) Loan Agreement dated June 5, 1998 between ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.) and Economic Development Board;

(2) ST Group Management & Support Services Agreement dated December 27, 1999 between Singapore Technologies Pte Ltd and ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.);

(3) Integrated Facility Management Agreement dated August 1, 2003 between ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.) and PREMAS International Limited;

(4) Test Services Agreement dated April 21, 2004 between Chartered Semiconductor Manufacturing Ltd and ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.);

(5) Lease Agreement dated June 16, 2004 between ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.) and Winstek Semiconductor Corporation;

(6) Amended and Restated Turnkey Subcontract Agreement For Sort, Assembly and/or Final Test Services dated October 30, 2002 between ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.) and Chartered Semiconductor Manufacturing Ltd;

(7) Guarantee dated on or about October 23, 2001 by ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.) on behalf of STATS ChipPAC, Inc.;

(8) Lease Agreement dated March 1, 1996 between ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.) and The Housing and Development Board; and

(9) Letter of Charge and Set-Off Agreement dated November 4, 2002 by ST Assembly Test Services Ltd (n/k/a STATS ChipPAC Ltd.) in favor of UOB Taipei, on behalf of Winstek Semiconductor Corporation.

                              Schedule D

                                                                       Exhibit A

                     FORM OF OPINION OF KIRKLAND & ELLIS LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(a)

1. Each of the Delaware Guarantors is a corporation existing and in good standing under the General Corporation Law of the State of Delaware.

2. Each of the Delaware Guarantors has all requisite corporate power and authority to carry on its business as it is currently being conducted and as described in the Offering Memorandum. Each Delaware Guarantor is qualified to do business and is in good standing in each jurisdiction listed opposite such Delaware Guarantor's name on Schedule A to this opinion.

3. The Purchase Agreement has been authorized by all necessary corporate action of each Delaware Guarantor and duly executed and delivered by each of the Delaware Guarantors. Assuming due authorization, execution and delivery thereof by the Company under the laws of Singapore, the Purchase Agreement has been duly executed and delivered by the Company under the laws of the State of New York.

4. Each of the Registration Rights Agreement and the Subsidiary Guarantee Agreement has been authorized by all necessary corporate action of each Delaware Guarantor and duly executed and delivered by each of the Delaware Guarantors. Assuming due authorization, execution and delivery of the Registration Rights Agreement and the Subsidiary Guarantee Agreement by the Company under the laws of the Republic of Singapore, each of the Registration Rights Agreement and the Subsidiary Guarantee Agreement has been duly executed and delivered by the Company under the laws of New York, is a valid and binding obligation of the Company and the Delaware Guarantors and is enforceable against the Company and the Delaware Guarantors in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

5. Assuming due authorization, execution and delivery of the Indenture by the Company under the laws of the Republic of Singapore, the Indenture has been duly executed and delivered by the Company under the laws of New York, is a valid and binding obligation of the Company and is enforceable against the Company in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

6. The execution and delivery by the Company and the Guarantors of each of the Purchase Agreement, the Registration Rights Agreement, the Indenture, the Notes and the Subsidiary Guarantee Agreement (collectively, the "Transaction Documents") to which it

                                    Exhibit A
      is a party, the performance by the Company and the Guarantors of their respective obligations thereunder, the consummation by the Company and the Guarantors of the transactions contemplated by the Transaction Documents, including the issuance of the Series A Notes, and the use of the proceeds therefrom in the manner set forth under the caption "Use of Proceeds" in the Offering Memorandum (A) will not violate the certificate of incorporation or the bylaws of any of the Delaware Guarantors, (B) will not breach or constitute a default under any existing obligation of the Company or ChipPAC, Inc. under the Merger Agreement, (C) will not breach or constitute a default under any existing obligation of the Company or any Guarantor under any agreement listed on the exhibit index of the Annual Report of ChipPAC, Inc. on Form 10-K for the period ending December 31, 2003 or the Annual Report of ST Assembly Test Services Ltd. on Form 20-F for the period ending December 31, 2003, and (D) is not prohibited by any statute or regulation covered by this letter (except that for purposes of this paragraph, we express no opinion with respect to federal or state securities laws or other anti-fraud laws and no opinion as to whether performance of the indemnification or contribution provisions in the Purchase Agreement will be enforceable).

7. We do not have actual knowledge that any provision in any Court Order would be breached or otherwise violated by the Company's or any Delaware Guarantor's execution or delivery of the Transaction Agreements to which it is a party or by the Company's or any Delaware Guarantor's performance of any of its agreements in the Transaction Agreements. For the purposes of this letter, "Court Order" means a United States federal or state court or administrative order, writ, judgment or decree that names any of the Company or the Delaware Guarantors and is specifically directed to it or its property. For the purposes of this letter, the Designated Transaction Lawyers have not undertaken any investigation to identify Court Orders to which the Company may be subject.

8. None of the Delaware Guarantors nor the Company were required to obtain any consent, approval, authorization or order from any United States federal or New York court or governmental agency in order to obtain the right to enter into any of Purchase Agreement, the Registration Rights Agreement, the Indenture or the Subsidiary Guarantee Agreement or to take any of the action taken by the Company or the Delaware Guarantors to consummate the closing, including the offer, sale and delivery of the Notes in accordance with the Purchase Agreement, the Indenture and the Subsidiary Guarantee Agreement or the consummation of the transactions contemplated thereby, except such consents, authorizations, approvals or filings as have been obtained under the United States Securities Act of 1933, as amended (the "1933 Act") or under the United States Securities Act of 1934, as amended (the "1934 Act") or as may be required (a) under the 1933 Act in connection with the issuance of the Series B Notes and the Series B Guarantees, (b) in connection with the qualification of the Indenture under the United States Trust Indenture Act of 1940, as amended (the "TIA") pursuant to the issuance of the Series B Notes and the Series B Guarantees, or (c) under any state Blue Sky or securities laws.

9. We confirm that we have not been engaged to represent the Company or the Delaware Guarantors in any litigation which on the date of this letter is pending against the

                                   Exhibit A

      Company or the Delaware Guarantors with a court or being actively threatened against the Company or the Delaware Guarantors.

10. The Offering Memorandum contains the type of information specified in and required by Rule 144A(d)(4) under the 1933 Act (except for the financial statements and related notes, the financial schedules and other financial and statistical data included therein or omitted therefrom, as to which we express no opinion).

11. When the Series A Notes are issued and delivered pursuant to the Purchase Agreement, such Series A Notes will not be of the same class (within the meaning of Rule 144A under the 1933 Act) as securities of the Company or any Guarantor that are listed on a United States national securities exchange registered under Section 6 of the 1934 Act or that are quoted in an automated inter-dealer quotation system.

12. None of the Company nor any of the Guarantors is and, after giving effect to the offering and sale of the Series A Notes and the application of the proceeds thereof as described in the Offering Memorandum, none will be, an "investment company" as such term is defined in the Investment Company Act of 1940, as amended.

13. It is not necessary in connection with the offer, sale and delivery of the Series A Notes and the Series A Guarantees to the Initial Purchasers or in connection with the initial resale of such Series A Notes and the Series A Guarantees by the Initial Purchasers, in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to register the Series A Notes or the Series A Guarantees under the 1933 Act.

14. Each of the Delaware Guarantors has the corporate power to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Subsidiary Guarantee Agreement.

15. The Notes, the Subsidiary Guarantees, the Indenture and the Registration Rights Agreement conform in all material respect to the descriptions thereof contained in the Offering Memorandum.

16. The statements set forth in the Offering Memorandum under the heading "Description of Notes" insofar as they purport to describe or summarize certain provisions of the agreements, statutes, regulations, legal matters or securities referred to therein, are accurate descriptions or summaries in all material respects. The description in the Offering Memorandum of United States federal income tax matters under the heading "Taxation--United States Taxation" insofar as such statements purport to describe certain United States federal income tax consequences of the purchase, ownership and disposition of the Series A Notes under current law, provide a fair summary of such consequences.

17. Assuming that the Series A Notes have been duly authorized by the Company, when executed and issued by the Company and authenticated by the Trustee in accordance with the terms of the Indenture, and delivered and paid for by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Series A Notes will be valid and binding obligations of the Company and will be enforceable against the Company in

                                   Exhibit A
      accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

18. The execution, delivery and performance of the Series A Guarantees by each of the Delaware Guarantors have been authorized by all necessary corporate action on the part of each of the Delaware Guarantors. When executed and issued by the Delaware Guarantors and authenticated by the Trustee in accordance with the terms of the Indenture, and assuming delivery of and payment for the Series A Notes by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Series A Guarantees will be valid and binding obligations of the Delaware Guarantors and will be enforceable against each of the Delaware Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

19. The execution, delivery and performance of the Series B Guarantees by each of the Delaware Guarantors have been authorized by all necessary corporate action on the part of each of the Delaware Guarantors. When executed and issued by the Delaware Guarantors and authenticated by the Trustee in accordance with the terms of the Indenture, and assuming delivery of and payment for the Series A Notes by the Initial Purchasers in accordance with the terms of the Purchase Agreement, the Series B Guarantees will be valid and binding obligations of the Delaware Guarantors and will be enforceable against each of the Delaware Guarantors in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

20. Assuming due authorization of the Series B Notes by the Company, when, as and if (i) the Exchange Offer Registration Statement shall have become effective pursuant to the provisions of the Securities Act, (ii) the Indenture shall have been qualified pursuant to the provisions of the Trust Indenture Act, (iii) the Series B Notes shall have been validly tendered to the Company, (iv) the Series B Notes shall have been duly executed, authenticated and issued in accordance with the provisions of the Indenture and duly delivered to the purchasers thereof in exchange for the Series A Notes, (v) the board of directors and the appropriate officers of the Company have taken all necessary action to fix and approve the terms of the Series B Notes, (vi) the board of directors and appropriate officers of each Guarantor have taken all necessary action to approve the Guarantees of the Series B Notes, and (vii) any legally required consents, approvals, authorizations or other order of the Commission or any other regulatory authorities have been obtained, the Series B Notes when issued pursuant to the Exchange Offer Registration Statement will constitute valid and binding obligations of the Company and the Delaware Guarantors, as applicable, in each case enforceable against the Company and the Delaware Guarantors, as applicable, in accordance with their terms, subject to

                                   Exhibit A
      applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity).

21. The Indenture complies as to form in all material respects with the requirements of the TIA, and the rules and regulations of the Commission applicable to an indenture which is qualified thereunder. It is not necessary in connection with the offer, sale and delivery of the Series A Notes to the Initial Purchasers, or in connection with the initial resale of such Series A Notes by the Initial Purchasers in the manner contemplated by the Purchase Agreement and the Offering Memorandum, to qualify the Indenture under the TIA.

                                   Exhibit A

                                                                       Exhibit B
                    FORM OF LETTER OF SHEARMAN & STERLING LLP
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

      We have examined a copy of the Final Offering Memorandum, together with the documents incorporated by reference therein.

      We also reviewed and participated in discussions concerning the preparation of the Final Offering Memorandum, together with the documents incorporated by reference therein, with certain officers and employees of the Company, with Allen & Gledhill, Singapore counsel to the Company, with PricewaterhouseCoopers, independent auditors of the Company, with KPMG, former independent auditors of the Company, and with representatives of the Initial Purchasers. The limitations inherent in the independent verification of factual matters and in the role of outside counsel are such, however, that we cannot and do not assume any responsibility for the accuracy, completeness or fairness of any of the statements made in the Final Offering Memorandum, together with the documents incorporated by reference therein.

      Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that the Final Offering Memorandum, together with the documents incorporated by reference therein (other than the financial statements and other financial data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the Closing Date, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                                   Exhibit B

                                                                       Exhibit C
                       FORM OF OPINION OF ALLEN & GLEDHILL
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(c)

Based on customary assumptions and subject to customary limitations:

1. The Company is a company duly incorporated and validly existing under the laws of Singapore and has the corporate power and, subject to any matters not disclosed to us, capacity, to own or lease its property and to conduct its business as described in the Offering Memorandum;

2. The Company has the corporate power under Singapore law to execute and deliver the Purchase Agreement, the Registration Rights Agreement, the Subsidiary Guarantee Agreement, the Indenture and the Notes and to perform its obligations thereunder, including without limitation, the corporate power to issue, sell and deliver the Notes in the manner contemplated by the Purchase Agreement.

3. (a) Subject to any matters not disclosed to us, the Company has taken all necessary corporate action required under the laws of Singapore to authorise the entry into, execution and delivery of, the Purchase Agreement and the Registration Rights Agreement, and to issue the Offering Memorandum;

      (b) Each of the Registration Rights Agreement and the Subsidiary Guarantee Agreement constitutes valid, legally binding and enforceable obligations of the Company under Singapore law; and

      (c) Subject to any matters not disclosed to us, the Company has taken all necessary corporate action required under the laws of Singapore to authorise the entry into, execution and delivery of the Indenture and, assuming due authorisation, execution and delivery thereof by the Trustee (as defined in the Indenture), the Indenture constitutes a valid and legally binding agreement of the Company, enforceable in accordance with its terms;

4. The Series A Notes have been duly authorised by the Company and, when executed, authenticated, issued and delivered in the manner provided for in the Indenture and delivered against payment of the purchase price therefor as provided for in the Purchase Agreement, (a) will constitute valid, legally binding and enforceable obligations of the Company under Singapore law, and the issuance of such Series A Notes will not be subject

                                   Exhibit C
      to any pre-emptive or similar rights under (1) Singapore law or (2) the Memorandum and Articles of Association; and, except as set out in our opinion, there are no restrictions on the transfer of the Series A Notes under Singapore law, and (b) will constitute direct, unconditional, unsecured and unsubordinated indebtedness of the Company, ranking pari passu among themselves, and pari passu with all other unsecured and unsubordinated indebtedness (other than priorities created by law) of the Company;

5. The Series B Notes have been duly authorised by the Company for issuance in the Exchange Offer, and when executed, authenticated, issued and delivered in the manner provided for in the Indenture and Registration Rights Agreement, the Series B Notes (a) will constitute valid, legally binding and enforceable obligations of the Company under Singapore law, and the issuance of such Series B Notes will not be subject to any pre-emptive or similar rights under (1) Singapore law or (2) the Memorandum and Articles of Association; and, except as set out in our opinion, there are no restrictions on the transfer of the Series B Notes under Singapore law, and (b) will constitute direct, unconditional, unsecured and unsubordinated indebtedness of the Company, ranking pari passu among themselves, and pari passu with all other unsecured and unsubordinated indebtedness (other than priorities created by law) of the Company;

6. All payments in respect of the Notes (including any payments of "additional interest" pursuant to the terms of the Notes and the Indenture) may be paid by the Company to the holder thereof in United States dollars and freely transferred out of Singapore, without the necessity of obtaining any consents, approvals, authorisations, orders or clearances from or registering with any Singapore governmental agency or body or any stock exchange authority and, except as set forth in the Offering Memorandum under the caption "Taxation - Singapore Taxation" (but so that, in relation to the application of our opinion to the Series B Notes, the references to "notes" in the Offering Memorandum shall be construed as referring to the Series B Notes), no taxes (including, without limitation, withholding, stamp, transfer or other taxes) will be imposed by Singapore or any political subdivision or taxing authority thereof or therein on payments of principal and interest in respect of the Notes or any transfer of the Notes;

7.    As at the date of this opinion:

      (a) we are not representing the Company or any of its subsidiaries in any legal or governmental proceedings, pending or threatened, to which the Company or any subsidiary is a party or to which any of the properties of the Company or any subsidiary is subject which could reasonably be expected to have a material adverse effect on the performance of the Purchase Agreement, the Registration Rights Agreement, the Indenture or the

                                   Exhibit C

      Subsidiary Guarantee Agreement (collectively, the "Transaction Documents") or the consummation of any of the transactions contemplated under the Transaction Documents or could reasonably be expected to have a material adverse effect on the condition (financial or otherwise), prospects, earnings, business or properties of the Company or any subsidiary, taken as a whole; and

      (b) we are not aware of the existence of any such legal or governmental proceedings in Singapore to which the Company or any subsidiary is a party or to which any of the properties of the Company or any subsidiary is subject;

8. No consent, approval, authorisation or order of or qualification with any governmental body or agency or stock exchange authority in Singapore was or is required for the consummation of the transactions contemplated by the Transaction Documents and the issue and delivery of the Notes, except for the submission of the Returns on Debt Securities in respect of the Series A Notes and the Series B Notes to the MAS and the IRAS by Deutsche Bank AG, Singapore Branch and the Company;

9. The consummation of any of the transactions contemplated in the Transaction Documents and the issue and offering of the Notes, (a) has been, in the case of transactions to which the Company is a party, duly authorised by the Company and (b) does not contravene (1) any provision of Singapore law, (2) the Memorandum and Articles of Association, or (3) as far as we are aware, any judgment, order or decree of any governmental body, agency or court of Singapore having jurisdiction over the Company or any of its assets;

10. It is not necessary to ensure the legality, validity, enforceability or admissibility in evidence of the Transaction Documents or the Notes, that they be filed or recorded with any governmental or other regulatory authorities in Singapore or that any Singapore stamp duty be paid on it;

11. No taxes, imposts or duties of any nature (including, without limitation, stamp or other issuance or transfer taxes or duties and capital gains, income, withholding or other taxes) are payable by or on behalf of the Initial Purchasers or the Company to Singapore or any political subdivision or taxing authority thereof or therein in connection with (a) the execution and delivery of the Purchase Agreement, (b) the issuance of the Series A Notes by the Company to the Initial Purchasers in the manner contemplated in the Purchase Agreement or (c) except as disclosed in the Offering Memorandum under the caption "Taxation - Singapore Taxation", the resale and delivery of the Series A Notes by the Initial Purchasers in the manner contemplated in the Offering Memorandum and, except as disclosed in the Offering Memorandum under the caption "Taxation - Singapore Taxation",

                                   Exhibit C
      no taxes (including, without limitation, stamp, transfer or other taxes) will be imposed by Singapore or any political subdivision or taxing authority thereof or therein upon the consummation of the Exchange Offer in accordance with the terms of the Indenture and the Registration Rights Agreement;

12. The boxed sections, as set out in Appendix A to our opinion, of the statements in the Offering Memorandum under the captions "Exchange Rates", "Taxation - Singapore Taxation" and "Capitalization" insofar as such statements constitute summaries of the Singapore legal matters referred to therein, fairly present the information called for with respect to such legal matters and fairly summarise the matters referred to therein;

13. The choice of New York law as the governing law of the Transaction Documents and the Notes is a valid choice of law and will be recognised and given effect to by the Singapore courts;

14. The submission by the Company to the jurisdiction of the New York courts contained in the Transaction Documents and the Notes, the appointment by the Company of CT Corporation System as its agent for service of process in connection with the Purchase Agreement and Registration Rights Agreement and the appointment by the Company of CT Corporation System as its agent for service of process in connection with the Indenture and the Notes are, in each case, valid and binding on the Company under Singapore law;

15. A final and conclusive judgment on the merits properly obtained against the Company in any competent court of a state in, or a federal court of, the United States of America for a fixed sum of money in respect of any legal suit or proceedings arising out of or relating to any of the Transaction Documents or the Notes and which could be enforced by execution against the Company in the jurisdiction of the relevant court and has not been stayed or satisfied in whole may be sued on in Singapore as a debt due from the Company if:

      (a) the relevant court had jurisdiction over the Company, in that the Company was, at the time proceedings were instituted, resident in the jurisdiction in which proceedings had been commenced or had submitted to the jurisdiction of the relevant court;

      (b)   that judgment was not obtained by fraud;

      (c) the enforcement of that judgment would not be contrary to the public policy of Singapore;

                                   Exhibit C

      (d) that judgment had not been obtained in contravention of the principles of natural justice; and

      (e) the judgment of the relevant court did not include the payment of taxes, a fine or penalty; and

16. the Company is not entitled to claim immunity from suit, execution, attachment or legal process in any proceedings taken in Singapore in relation to the Transaction Documents.

                                    Exhibit C

                                                                       Exhibit D

                      FORM OF OPINION OF CHANCERY CHAMBERS,
                   BARBADOS COUNSEL TO CHIPPAC (BARBADOS) LTD.
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

(a) The Company is a company duly incorporated, organised and validly existing under the laws of Barbados and is in good standing with the Registrar of Companies.

(b) The Company has all the requisite corporate power and capacity to carry on business from Barbados as it is currently being conducted and as described in the Offering Memorandum and to own, lease and operate its properties.

(c) The Company has all requisite corporate power and authority to execute and deliver and perform its obligations under each of the Transaction Documents and to consummate the transactions contemplated thereby.

(d) Each of the Transaction Documents to which the Company is a party has been duly authorised for execution, delivery and performance by the Company;

(e) Each of the Transaction Documents has been duly authorised, executed and delivered by the Company by all necessary corporate action.

(f) The issuance of the Subsidiary Guarantee by the Company, the execution and delivery by the Company of the Transaction Documents and the consummation of the transactions contemplated thereby do not (a) contravene or result in a breach of or constitute a default under:

      (i) the Articles or By-Laws of the Company or any resolution of the Board of Directors of the Company or its Shareholder, or

      (ii)  any law of Barbados applicable to the Company; or

      (iii) any agreement or instrument to which the Company is a party or may be bound or any court or administrative order, writ, judgement or decree applicable to the Company or any of its property, to the best of our knowledge.

(g) The Transaction Documents constitute legal, valid and binding obligations of the Company and to the extent governed by the laws of Barbados, are enforceable against the Company in accordance with their terms.

(h) There are no governmental or regulatory authorisations, approvals, orders, consents of or filings with any governmental agency or body or court of Barbados that are required to be obtained by or made in respect of the Company in connection with the execution,

                                   Exhibit D
      delivery and performance by the Company of the Transaction Documents to which it is a party.

(i) To our knowledge, other than as set forth in the Offering Memorandum there is no action suit, proceeding or investigation before or by any court or governmental agency or body, domestic or foreign, pending or threatened against the Company that would be reasonably likely to adversely affect the consummation of the transactions contemplated by the Transaction Documents.
                                   Exhibit D

                                                                       Exhibit E

      FORM OF OPINION OF HARNEY WESTWOOD & RIEGELS, BRITISH VIRGIN ISLANDS
          COUNSEL TO STATS HOLDINGS LTD., CHIPPAC INTERNATIONAL COMPANY
                    LIMITED AND STATS CHIPPAC (BVI) LIMITED
                          TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

      (a) Each of STATS Holdings Ltd., ChipPAC International Company Limited and STATS ChipPAC (BVI) Limited (together, the "Subsidiary Guarantors") is a company duly incorporated with limited liability under the International Business Companies Act (Cap 291) and validly existing in good standing under the laws of the British Virgin Islands. Each one is a separate legal entity and is subject to suit in its own name.

      (b) Each of the Subsidiary Guarantors has full capacity to enter into and perform its obligations under the Agreement, the Guarantee and the Registration Agreement and each of the Subsidiary Guarantors has taken all necessary action to authorise its entry into the Purchase Agreement (the "Agreement"), the Subsidiary Guarantee Agreement (the "Guarantee") and the Registration Rights Agreement (the "Registration Agreement") and the exercise of its rights and the performance of its obligations under the Agreement, the Guarantee.

      (c) The Agreement, the Guarantee and the Registration Agreement have been duly executed for and on behalf of each of the Subsidiary Guarantors./Pursuant to the Directors' Resolutions, [ ] has been duly authorised to execute and deliver the Agreement, the Guarantee and the Registration Agreement for and on behalf of the relevant Subsidiary Guarantor.]

      (d) Once executed and delivered in accordance with the Directors' Resolutions, the Agreement, the Guarantee and the Registration Agreement will be treated by the courts of the British Virgin Islands as the legally binding, valid and enforceable obligations of each of the Subsidiary Guarantors.

      (e) No consents or authorisations of any government or official authorities of or in the British Virgin Islands are necessary for the entry into and performance by each of the Subsidiary Guarantors of and the exercise of its rights pursuant to the Agreement, the Guarantee and the Registration Agreement.

      (f) The execution and delivery of the Agreement, the Guarantee and the Registration Agreement by each of the Subsidiary Guarantors and the performance of their respective obligations and the exercise of any of their respective rights under the Agreement, the Guarantee and the Registration Agreement do not and will not conflict with:

                                   Exhibit E

            (i)   any law of the British Virgin Islands; or

            (ii) the Memorandum and Articles of Association of the relevant Subsidiary Guarantor.

      (g) No stamp duties or similar documentary taxes imposed by or in the British Virgin Islands are payable in respect of the Agreement, the Guarantee and the Registration Agreement.

      (h) There is no applicable usury or interest limitation law in the British Virgin Islands which would restrict the recovery of payments or the performance by each of the Subsidiary Guarantors of their respective obligations under the Agreement, the Guarantee and the Registration Agreement.

      (i) The Subsidiary Guarantors will not be required by any laws of the British Virgin Islands to make any deduction or withholding from any payment they may make under the Agreement, the Guarantee and the Registration Agreement.

      (j) There are no government controls or exchange controls in relation to the observance by the Subsidiary Guarantors of their respective obligations under the Agreement, the Guarantee and the Registration Agreement.

      (k) Any monetary judgment in a court of the British Virgin Islands in respect of a claim brought in connection with the Agreement, the Guarantee and the Registration Agreement is likely to be expressed in the currency in which such claim is made, since such courts have power to grant a monetary judgment expressed otherwise than in the currency of the British Virgin Islands, but they may not necessarily do so.

      (l) Any final and conclusive monetary judgment for a definite sum obtained against each of the Subsidiary Guarantors in the Courts of New York in respect of the Agreement, the Guarantee and the Registration Agreement would be treated by the courts of the British Virgin Islands as a cause of action in itself so that no retrial of the issues would be necessary provided that:

            (i) the Courts of New York had jurisdiction in the matter and the relevant Subsidiary Guarantor either submitted to such jurisdiction or was resident or carrying on business within such jurisdiction and was duly served with process;

            (ii) the judgment given by the Courts of New York was not in respect of penalties, taxes, fines or similar fiscal or revenue obligations of the relevant Subsidiary Guarantor;

                                   Exhibit E

            (iii) in obtaining judgment there was no fraud on the part of the person in whose favour judgment was given or on the part of the Courts of New York;

            (iv) recognition or enforcement of the judgment in the British Virgin Islands would not be contrary to public policy; and

            (v) the proceedings pursuant to which judgment was obtained were not contrary to natural justice.

      (m) The Subsidiary Guarantors are not entitled to immunity from suit or enforcement of a judgment on the ground of sovereignty or otherwise in the courts of the British Virgin Islands in respect of proceedings against them in relation to the Agreement, the Guarantee and the Registration Agreement and the execution of the Agreement, the Guarantee and the Registration Agreement and performance of their respective obligations under the Agreement, the Guarantee and the Registration Agreement by each of the Subsidiary Guarantors constitute private and commercial acts.

      (n) Under the laws of the British Virgin Islands, the Representatives will not be deemed to be resident, domiciled or carrying on any commercial activity in the British Virgin Islands or subject to any tax in the British Virgin Islands by reason only of the execution, delivery and performance of the Agreement, the Guarantee and the Registration Agreement nor is it necessary for the execution, delivery, performance and enforcement of the Agreement, the Guarantee and the Registration Agreement that the Representatives be authorised or qualified to carry on business in the British Virgin Islands.

      (o) The choice of the law of New York as the proper law of the Agreement, the Guarantee and the Registration Agreement would be upheld as a valid choice of law by the courts of the British Virgin Islands and applied by such courts in proceedings in relation to the Agreement, the Guarantee and the Registration Agreement as the proper law thereof and the submission by each of the Subsidiary Guarantors to the jurisdiction of the courts of New York and the nomination by each of the Subsidiary Guarantors of an agent in New York to accept service of process in respect of proceedings before such courts are valid.

      (p) It is not necessary in order to ensure the legality, validity, enforceability or admissibility in evidence in proceedings of the obligations of each of the Subsidiary Guarantor or the rights of the Representatives under the Agreement, the Guarantee and the Registration Agreement that they or any other document be notarized, filed, registered or recorded in the British Virgin Islands.

      (q) The obligations of each of the Subsidiary Guarantors under the Agreement, the Guarantee and the Registration Agreement constitute direct obligations that rank at least pari passu with all its other unsecured obligations.

                                   Exhibit E

      (r) No court proceedings pending against the Subsidiary Guarantors are revealed from our searches of the British Virgin Islands High Court Registry referred to at paragraph 2(e)(v).

      (s) On the basis of our searches of the British Virgin Islands Registry of Corporate Affairs and the British Virgin Islands High Court Registry referred to at paragraphs 2(e)(iv) and (v) respectively, no currently valid order or resolution for winding up any of the Subsidiary Guarantors and no current notice of appointment of a receiver over any of the Subsidiary Guarantors or any of its assets appears on the records maintained in respect of any of the Subsidiary Guarantors at the Registry of Corporate Affairs, but it should be noted that failure to file notice of appointment of a receiver does not invalidate the receivership but merely gives rise to penalties on the part of the receiver.

      (t) Service of process in the British Virgin Islands on each of the Subsidiary Guarantors must be effected by leaving at the Registered Office of the relevant Subsidiary Guarantor the relevant document to be served. On the basis of our search of the British Virgin Islands Registry of Corporate Affairs referred to at paragraph 2(e)(iv) the registered office of the Subsidiary Guarantors is [Craigmuir Chambers, P.O. Box 71, Road Town, Tortola, British Virgin Islands].

                                   Exhibit E

                                                                       Exhibit F

      FORM OF OPINION OF Benyi E. LASZLO UGYVEDI IRODA, HUNGARY COUNSEL TO
         CHIPPAC LIQUIDITY MANAGEMENT HUNGARY LIMITED LIABILITY COMPANY
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

1.1 ChipPAC Hungary (i) is duly registered and (ii) validly existing as a limited liability company in good standing under Hungarian Law and (b) has all requisite corporate power and authority to carry on its business as it is currently being conducted.

1.2 ChipPAC Hungary has all requisite corporate power and authority to execute, deliver and perform its obligations under the Purchase Agreement, Registration Rights Agreement and Subsidiary Guarantee Agreement (together, the "Transaction Documents") to which it is a party and to consummate the transactions contemplated thereby.

1.3 The execution, delivery and performance by ChipPAC Hungary of the Transaction Documents are within its corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Deed of Foundation or (ii) any provision of Hungarian Law applicable to ChipPAC Hungary.

1.4 Each of the Transaction Documents to which it is a party, has been duly authorized, executed and delivered by ChipPAC Hungary and, to the extent governed by the laws of Hungary, constitutes a valid and legally binding obligation of ChipPAC Hungary, enforceable against ChipPAC Hungary in accordance with its terms, subject to applicable bankruptcy insolvency, reorganization, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding at law or in equity.)

1.5 Other than those already obtained, no consent, approval, authorization or order of, or filing with, any governmental agency or body or court of Hungary in connection with the consummation of the Transaction Documents by ChipPAC Hungary, is required except for such consents, approvals, authorization, order or filings the failure of which to obtain or make would not adversely affect the enforceability of the Agreements or otherwise result in a material adverse effect, and except for security interests subject to notarial registration in Hungary, which will be registered there as soon as practicable after the closing of the transaction contemplated in the Indenture and the relating agreements.

1.6 The execution and delivery by ChipPAC Hungary of, and performance by ChipPAC Hungary of its obligations under each of the Transaction Documents to which it is a party, and compliance by ChipPAC Hungary with all of the respective provisions thereof and the issuance and sale of the Series A Notes (as defined in the Purchase Agreement) will not (i) violate of Deed of Foundation of ChipPAC Hungary, and (ii) any provision of Hungarian Law applicable of ChipPAC Hungary.

                                   Exhibit F

1.7 To our knowledge there is no action, suit, proceeding or investigation before or by any court governmental agency or body, domestic, or foreign, pending or threatened against, ChipPAC Hungary that (i) has caused to as to conclude that such action, suit, proceeding or investigation is required to be described in the Offering Memorandum but is not so described or (ii) would be reasonable likely to adversely affect the consummation of the Recapitalization.

1.8 Neither ChipPAC Hungary nor any of its property have any immunity from the jurisdiction of any court or from any legal process (whether through service or notice, attachment prior to judgment, attachment in aid of execution or otherwise) under the laws of Hungary.

1.9 The choice of New York Law to govern the Transaction Documents constitutes a valid choice of law and New York Law will be applied except to the extent that any term of such agreements or any provision of New York Law applicable to such violates an important public policy of Hungary. The submission by ChipPAC Hungary to the jurisdiction of any federal or state court in the Borough of Manhattan, the City of New York is a valid submission insofar as Hungarian Law is concerned.

1.10 In a suit on the merits brought before a Hungarian court, a Hungarian court will respect and enforce the agreement of the parties as to judgment currency.

                                   Exhibit F

                                                                       Exhibit G

                    FORM OF OPINION OF KIM, SHIN & YU, KOREA
                  COUNSEL TO STATS CHIPPAC KOREA LTD. ("SCPK")
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

1. SCPK is a Korean company (yuhan hoesa) duly incorporated and is validly existing under the laws of Korea, with full corporate power and authority to own or lease its properties and conduct its business as described in the Offering Memorandum and to enter into and perform its obligations under the Purchase Agreement, Registration Rights Agreement and Subsidiary Guarantee Agreement (together the "Transaction Documents");

2. Each of the Transaction Documents has been duly authorized, and each of the Transaction Documents has been executed and delivered by SCPK;

3. The Subsidiary Guarantees by SCPK, the execution and delivery by SCPK of the Transaction Documents, and the consummation of the transactions contemplated thereby do not (a) contravene or result in a breach or violation of the Articles of Incorporation of SCPK, (b) contravene or violate any judgement, order or decree issued by any Korean governmental authority having jurisdiction over SCPK or (c) contravene or violate any statutes, rules or regulations of Korea which are customarily applicable both to transactions of the type contemplated by the Purchase Agreement and the business of SCPK;

4. No consent or filing based on law or legal requirements in Korea as in effect on the Closing Date is required for the execution, delivery and performance by SCPK of the Transaction Documents, the consummation of the transactions contemplated thereby, or the offering, issuance or sale of the Notes and the Subsidiary Guarantees to the Initial Purchasers, except for those referred to in (a) above; and

5. To our knowledge, other than as set forth in the Offering Memorandum, there are no legal or governmental proceedings pending or threatened in Korea against SCPK, which are likely to have, individually or in the aggregate, a Material Adverse Effect.

6. Each of the Transaction Documents constitute valid and binding obligations of SCPK enforceable against SCPK in accordance with their respective terms.

                                   Exhibit G

                                                                       Exhibit H

              FORM OF OPINION OF BONN SCHMITT STEICHEN, LUXEMBOURG
             COUNSEL TO CHIPPAC LUXEMBOURG S.A.R.L. (THE "COMPANY")
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

6.1 the Company is a company (societe a responsabilite limitee) duly incorporated and validly existing in Luxembourg, with the power to enter into the Purchase Agreement, Registration Rights Agreement and Subsidiary Guarantee Agreement (together the "Agreements") to which it is a party and to exercise its rights and perform its obligations under these Agreements; The Company has not been declared bankrupt and, to the best of our knowledge, no steps have been taken for its winding up;

6.2 all necessary corporate action have been taken, and no other action is required to be taken, to enable the Company to validly execute the Agreements to which it is a party and to exercise its rights and perform its obligations thereunder;

6.3 the Agreements to which the Company is a party have been duly executed and delivered and the obligations expressed to be assumed by the Company in the Agreements to which it is a party constitute or will constitute its legal, valid and binding obligations enforceable in accordance with their terms;

6.4 the Agreements contain no provision which is contrary to Luxembourg international public policy or which would for any reason not be upheld by Luxembourg courts;

6.5 no further acts, conditions and things are required by Luxembourg law to be done, fulfilled and performed in order to make the Agreements admissible in evidence in Luxembourg, save for what is stated under section 6.6;

6.6 it is not necessary that the Agreements be filed, recorded or enrolled with any court or other authority in Luxembourg or that any stamp, registration or similar tax be paid on or in relation to the Agreements in accordance therewith, save that a Luxembourg court or a Luxembourg official authority (autorite constituee) has the power to order that the Agreements be registered in which case a registration fee would become payable;

6.7   neither:

            (i) the execution by the Company of the Agreements to which it is a party; nor

            (ii) any of the obligations expressed to be assumed by the Company in any of the Agreements to which it is a party, nor the performance thereof

                                   Exhibit H
                  violates or conflicts with any provision of any Luxembourg law or regulation, or with any provision of the Company's constitutional documents;

6.8 there is no withholding or other tax or duty imposed by any law, rule or regulation in Luxembourg on any payment to be made by the Company under any of the Agreements, save that payments made pursuant to the Agreements may constitute taxable income in the hands of recipients resident in Luxembourg and/or recipients not resident in Luxembourg but having a permanent establishment or a permanent representative in Luxembourg to which or to whom the Agreements are attributable;

6.9 the choice of law of the State of New-York, USA as the governing law of the Agreements to which the Company is party will be upheld as a valid choice of law by the courts of Luxembourg. If any of the Agreements to which the Company is party are sought to be enforced in Luxembourg in accordance with the laws of the State of New-York, USA, the courts of competent jurisdiction in Luxembourg would recognise the choice of law and apply the laws of the State of New-York, USA, subject to qualification 7.21;

6.10 if a Luxembourg court were to accept jurisdiction in any legal suit, action or proceeding arising out of or in connection with the Agreements, it would accept, and give effect to, the choice of law provisions of the Agreements;

6.11 the submission to the jurisdiction of the Courts in the Borough of Manhattan, the City of New York, New York by the Company in each of the Agreements containing such a submission is legal, valid and binding and will be upheld by the Luxembourg Courts;

6.12 the Company shall not be entitled to claim for itself or any of its assets immunity from suit, execution, attachment or other legal process in Luxembourg.

                                   Exhibit H

                                                                       Exhibit I

        FORM OF OPINION OF AZIM, TUNKU FARIK & WONG, MALAYSIA COUNSEL TO
               STATS CHIPPAC MALAYSIA SDN. BHD. (THE "GUARANTOR")
                           TO BE DELIVERED PURSUANT TO
                                  SECTION 5(d)

(a) the Guarantor is a company duly incorporated and is validly existing under the laws of Malaysia as a company limited by shares with full corporate power and authority to own or lease its properties and conduct its business in the manner which is currently being carried out and to enter into and perform its obligations under the Purchase Agreement, the Registration Rights Agreement and the Subsidiary Guarantee Agreement (the "Transaction Documents");

(b) the Transaction Documents to which it is a party, have been duly authorized and have been executed by the Guarantor;

(c) the issuance of the Guarantee and the execution of the Purchase Agreement and Registration Rights Agreement and the consummation of the transactions contemplated thereby do not (i) contravene or result in a breach or violation of the Memorandum and Articles of Association of the Guarantors and (ii) contravene or violate any statutes, rules or regulations which are customarily applicable both to the transactions of the type contemplated by the Transaction Documents and the business of the Guarantor;

(d) each of the Transaction Documents constitutes valid and binding obligations of the Guarantor enforceable in accordance with their respective terms subject to applicable bankruptcy, insolvency, moratorium, fraudulent transfer and similar laws affecting creditors' rights and remedies generally and laws on limitation periods, defences of set-off, counterclaims and to general principles of equity; and

(e) save for the registration of the Guarantee with Bank Negara Malaysia, no consent or filing based on law or legal requirements in Malaysia as in effect on the Closing Date is required for the execution, delivery and performance by the Guarantor of the Transaction Documents to which it is a party, the consummation of the transactions contemplated thereby, or the issuance of the Guarantee, except such as have been obtained and are in full force and effect at the Closing Date.

                                   Exhibit 1